UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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☑ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

Steven Madden, Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

March 23, 2021

DEAR STAKEHOLDERS,

Due to the devastating impact of COVID-19, 2020 was the most challenging year in our company’s history. While the pandemic had a severe negative impact on our business and our financial results, we relied on our strengths – an agile business model, a strong balance sheet, and our talented and resourceful employees – to successfully navigate the crisis and position the company for an accelerated recovery. We continued investing in our brands and our digital capabilities while reducing expenses in other areas, and we utilized our test-and-react strategy and speed-to-market capability to quickly adjust our product mix to align with changing consumer preferences. We also made significant progress on our ESG initiatives. Outlined below are some of the year’s accomplishments.

PROTECTING OUR EMPLOYEES & THE BROADER COMMUNITY

Since the crisis began, our top priority has been protecting the safety and well-being of our employees and the broader community. I’m proud of the steps we took to safeguard the health of our employees and our customers – including proactively closing our stores earlier and keeping them closed longer than most of our industry peers – and how we supported our communities through donations of medical grade masks to hospitals, non-medical face coverings to homeless shelters, meals for health care workers, financial assistance for organizations combating hunger, and more.

PRESERVING LIQUIDITY & ENHANCING FINANCIAL FLEXIBILITY

When the severe impact of COVID-19 became clear, we quickly implemented a number of precautionary measures to preserve liquidity and enhance financial flexibility, including suspending dividends and share repurchases; cutting operating expenses, capital expenditures, and inventory receipts; and putting in place a new $150 million asset-based revolving credit facility. These actions enabled us to generate strong free cash flow through the crisis, and we ended 2020 with $287 million in cash and short-term investments and no debt. Based on our strong financial position at year end, our Board of Directors approved the reinstatement of a quarterly cash dividend of $0.15 per share beginning in the first quarter of 2021, and we announced our plan to resume share repurchases in future periods.

ADAPTING TO THE CHANGING MARKETPLACE

With COVID-19 driving meaningful shifts in consumer behavior, we took swift action to address the rapidly changing marketplace. In terms of product, we utilized our test-and-react strategy and industry-leading speed-to-market capability to quickly adjust our merchandise assortments to align with changed consumer preferences, pivoting toward more casual and comfortable styles while de-emphasizing dressier products. And with respect to distribution, we significantly accelerated our digital commerce initiatives, increasing investment in that area even as we pulled back spending in other parts of the business. We added high-level talent to the organization, invested in our data science capabilities, accelerated digital marketing spend, launched our new Try Before You Buy payment option, rolled out Buy Online Pick Up In Store to all U.S. full-price retail stores, introduced new enhanced delivery and return options, and more. Overall, our company-operated e-commerce revenue grew nearly 50% in 2020 on top of 58% growth in 2019, including 55% growth in our Steve Madden e-commerce business on top of a 51% increase in 2019. Importantly, company-operated e-commerce profit margins also expanded meaningfully for the third year in a row.

BUILDING UPON OUR FOUNDATION FOR CORPORATE SOCIAL RESPONSIBILITY

The challenges we all faced in 2020 emphasized to us our responsibility to all our stakeholders and the opportunity we have to create positive change for our people and our communities. In addition to the COVID-19 relief efforts mentioned above, we made donations to various organizations promoting social justice and announced a partnership with the Fearless Fund, an organization working to bridge the gap in venture capital funding for women of color. We also made progress in lessening our environmental impact by introducing new Steve Madden shoeboxes that are 100% recyclable, partnering with industry trade group FDRA on a pre-consumer waste management project, piloting a new shoe takeback program in our stores, and increasing the use of recycled and renewable materials in products across our business. In Spring 2021, we launched Cool Planet by Steve Madden, a new brand offering fashion footwear using recycled, renewable, and other environmentally preferred materials. For every pair of Cool Planet shoes sold, we will plant a tree in partnership with One Tree Planted, a non-profit organization dedicated to reforestation efforts around the world.

Overall, we are committed to meaningful and measurable improvement in the impacts we have – and to being transparent about our actions. In July, we published our first Sustainability report, which outlines our overall corporate social responsibility roadmap and how we intend to ensure that CSR and sustainability are embedded in everything we do going forward, and we look forward to updating you on our progress when we publish our next report later this year.

LOOKING FORWARD

Overall, our company was tested like never before in 2020, and I’m extremely proud of how our teams responded and all they were able to accomplish. As we look to 2021, our focus remains on creating trend-right product and getting it to market quickly, deepening connections with our consumers through enhanced marketing, driving our digital commerce agenda, expanding in international markets, and efficiently managing our inventory and our expenses – all while working to create positive change for our people and our communities. And while the ongoing pandemic will continue to impact the business in the near term, I’m confident that the steps we have taken during the crisis – combined with the strength of our brands and our business model – leave us well-positioned to capitalize on market share opportunities and create value for our stakeholders over the long term.

I’d like to thank our employees for their perseverance and dedication, our customers for their loyalty, and you, our stakeholders, for your continued support.

Sincerely,

EDWARD ROSENFELD

CHAIRMAN AND CEO

STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2021

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company”) will be held on Wednesday, May 26, 2021, at 10:00 a.m. Eastern time in a virtual-only format, for the purposes stated below:

1.	to elect nine (9) directors to the Board of Directors of the Company;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	to approve, on a non-binding advisory basis, the compensation of certain executive officers as disclosed in the accompanying proxy statement; and
4.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 29, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will also be entitled to attend the Annual Meeting. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/SHOO2021, you must enter the 16-digit control number found on your proxy card or your Notice of Availability of Proxy Materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described below. If you have voted by Internet, by phone or by mail before the Annual Meeting, you do not need to vote again. Guests may listen to the Annual Meeting, but are not entitled to participate.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021: THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, ANNUAL REPORT, ELECTRONIC PROXY CARD AND ANY OTHER MATERIALS CONCERNING THE ANNUAL MEETING, TOGETHER WITH ANY AMENDMENTS TO ANY OF THESE MATERIALS, ARE AVAILABLE ON THE INTERNET AT WWW.PROXYVOTE.COM.

April 8, 2021	BY ORDER OF THE BOARD OF DIRECTORS

Long Island City, New York
Lisa Keith
Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD.

TABLE OF CONTENTS

GENERAL INFORMATION	1

Notice of Internet Availability of Proxy Materials	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL ONE: ELECTION OF DIRECTORS	6

Stockholder Nominations for Board Membership	6
Directors and Nominees for Election to the Board of Directors	7

CORPORATE GOVERNANCE	12
The Board of Directors	12
Director Independence	12
Director Attendance at Meetings	12
Director Election (Majority Voting) Policy	12
Committees of the Board	13
Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board	16
Codes of Business Conduct and Ethics	17
Corporate Governance Guidelines	17
Stock Ownership Guidelines	18
Prohibition on Hedging and Pledging of Our Common Stock	18
Corporate Social Responsibility Policy	18
Certain Relationships and Related Party Transactions	18
Review, Approval or Ratification of Transactions with Related Persons	20

COMPENSATION OF DIRECTORS IN THE 2020 FISCAL YEAR	21

STOCK OWNERSHIP	22
Security Ownership of Certain Beneficial Owners	22
Security Ownership of Directors and Executive Officers	23

EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Compensation Committee Interlocks and Insider Participation	34
Executive Officers	34

SUMMARY COMPENSATION TABLE	36
Employment Arrangements	37

GRANTS OF PLAN-BASED AWARDS IN THE 2020 FISCAL YEAR	43

OUTSTANDING EQUITY AWARDS AT END OF THE 2020 FISCAL YEAR	44

OPTION EXERCISES AND STOCK VESTED IN THE 2020 FISCAL YEAR	45

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	46

EQUITY COMPENSATION PLAN INFORMATION	46

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	47

COMPENSATION COMMITTEE REPORT	50

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	50

AUDIT COMMITTEE REPORT	52

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	53
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STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Steven Madden, Ltd. requests your proxy in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held on Wednesday, May 26, 2021, at 10:00 a.m. Eastern time in a virtual-only format. Proxies also may be voted at any adjournments or postponements of the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

On or about April 9, 2021 a notice containing instructions on how to access this Proxy Statement, the accompanying proxy card and related materials online is being mailed to holders of record of our common stock, $0.0001 par value (the “Common Stock”), at the close of business on March 29, 2021 (the “Record Date”). Our Annual Report for the fiscal year ended December 31, 2020 (the “2020 Fiscal Year”), including audited financial statements, is included in the materials that are accessible online. This Proxy Statement contains information about the Annual Meeting as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We recommend that you read all of these materials.

The Annual Meeting has been called to consider and take action on the following proposals:

•	to elect nine (9) directors to our Board of Directors to serve until the next annual meeting of our stockholders and until his or her successor is elected and qualified;
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	to approve, on a non-binding advisory basis, the compensation of certain executive officers as disclosed in this Proxy Statement; and
•	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters or for other nominees for director in accordance with their best judgment. Our Board of Directors recommends that the stockholders vote “FOR” each of Proposals One, Two and Three. Only holders of record of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

We are incorporated in the State of Delaware. Our principal executive offices are located at 52-16 Barnett Avenue, Long Island City, New York 11104, and our telephone number is (718) 446-1800.

Notice of Internet Availability of Proxy Materials

We continue to take advantage of the Securities and Exchange Commission (the “SEC”) “e-proxy” rules allowing us to furnish proxy materials through the Internet for the benefit and convenience of our stockholders. By using the e-proxy rules, we can expedite the receipt by stockholders of proxy materials while lowering the costs and reducing the environmental impact associated with our Annual Meeting. On or about April 9, 2021, we will furnish a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials will be found on the Availability Notice. If you received an Availability Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Availability Notice.

For more information on voting your Common Stock, please refer to the following “Questions and Answers” section.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy is the delegation of your right to vote the Common Stock you own to another person, who is called your proxy. When you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. SEC regulations require that we furnish a proxy statement to you when we ask you to designate a proxy to vote your shares of Common Stock on your behalf. We have designated our officers Edward R. Rosenfeld and Lisa Keith as proxies for the Annual Meeting.

2.	Who may vote at the Annual Meeting?

Because we are holding the Annual Meeting entirely online, both stockholders of record and beneficial owners of our Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 82,823,862 shares of our Common Stock outstanding (excluding treasury shares) held by approximately 165 registered holders of record and 23,750 beneficial owners.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares were registered as of the Record Date directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” with respect to those shares, and in such case, we have provided the Availability Notice directly to you. Upon your request, we will send this Proxy Statement and the accompanying proxy materials directly to you. If your shares were held as of the Record Date in a stock brokerage account or by a bank or nominee, your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In that case, your broker, bank or other stockholder of record has provided the Availability Notice to you and, upon your request, will provide this Proxy Statement and the accompanying proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other stockholder of record how to vote your shares held in “street name.”

4.	What is considered a quorum to conduct the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the purpose of transacting business at the Annual Meeting. Under Delaware law, abstentions and broker non-votes as described below are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

5.	What is a “broker non-vote”?

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is the record holder; however, the broker, bank or other nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, it may, if permitted by the organizations of which it is a member, exercise discretionary voting power to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and either chooses not to vote the shares on a particular proposal as to which the holder has discretionary voting power or does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item. Broker non-votes are considered present in determining whether a quorum is present.

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If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares, because your broker, bank or other nominee cannot vote your shares with respect to certain of the proposals being presented at the Annual Meeting without voting instructions from you.

6.	How many votes do I have? What shares are included on the proxy card?

For each share of Common Stock that you own on the Record Date you are entitled to one vote on each matter presented at the Annual Meeting.

If you are a record holder, you will receive an Availability Notice or proxy card for all of the shares of Common Stock you hold in certificate form, in book-entry form and in any Company benefit plan. If you are a beneficial owner, you will receive information containing voting instructions from the broker, bank or other nominee through which you own your shares of Common Stock.

7.	How many votes are required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal One (Election of Directors): Under Delaware law, directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy discussed in Proposal One below. Although the number of directors constituting our Board of Directors is fixed at ten, our Nominating/Corporate Governance Committee has nominated only nine of the current directors to stand for election. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Proposal Two (Ratification of Appointment of Ernst & Young LLP): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal Three (Non-Binding Advisory Vote on Executive Compensation): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement.

Other Matters: If any other matters are presented at the Annual Meeting, they must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be approved.

Abstentions will have no effect on the election of directors, but will be treated as present and entitled to vote on the remaining proposals. Therefore, abstentions will have the effect of votes “AGAINST” such proposals.

If you do not provide your broker, bank or other nominee with instructions on how to vote your shares held in “street name,” your broker, bank or other nominee will not be permitted to vote your shares on non-routine matters, and your shares will not affect the outcome of proposals concerning non-routine matters. Proposal Two is considered a routine matter under applicable rules. Proposals One and Three are considered “non-routine” matters, which means that your broker or other nominee does not have discretion to vote your shares with respect to those proposals without voting instructions from you. If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares to your broker, bank or other nominee.

8.	How can I attend and participate in the Annual Meeting?

Our virtual 2021 Annual Meeting will be conducted on the Internet via live audio webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2021, beginning at 10:00 a.m. Eastern time on May 26, 2021. Stockholders will be able to vote their shares electronically during the Annual Meeting.

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To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Availability Notice. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern time. Guests may listen to a live audio webcast of the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2021, beginning at 9:45 a.m. Eastern time, but are not entitled to participate.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

9.	How can I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you attend the Annual Meeting or are represented by proxy. Both stockholders of record and beneficial owners can vote their shares at the Annual Meeting. To attend the Annual Meeting and vote your shares electronically, you will need the 16-digit control number included on your Availability Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Even if you plan to attend the Annual Meeting, we urge you to authorize your proxy in advance. You may vote your shares in advance of the Annual Meeting by authorizing a proxy over the Internet or by telephone. In addition, if you received a paper copy of the proxy materials by mail, you can submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

If you are the record holder of your shares, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number listed below and on the proxy card. Please have your Proxy Statement or proxy card in hand when going online or calling. If you authorize your proxy via the Internet or by phone, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

VOTE BY INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

VOTE BY MAIL
Vote Processing, c/o Broadridge
51 Mercedes Way
Edgewood, New York 11717

If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

10.	May I revoke my proxy for the Annual Meeting once I have given it?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);
•	voting your shares electronically at the Annual Meeting; or
•	sending a written notice of revocation to the Secretary of the Company at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
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11.	How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the nine (9) director nominees;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	“FOR” the approval, on a non-binding advisory basis, of the executive compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF PROPOSALS ONE, TWO, AND THREE, IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AS NOTED ABOVE, IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER, BANK OR OTHER NOMINEE AND FAIL TO PROVIDE SPECIFIC VOTING INSTRUCTIONS TO THAT BROKER, BANK OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED IN THE ELECTION OF DIRECTORS OR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

12.	Who will bear the expenses of this solicitation and how are proxies being solicited?

We will pay the costs of soliciting proxies, including preparing, printing and mailing this Proxy Statement, any exhibits hereto and the proxies solicited hereby. In addition to the use of the mails, proxies may be solicited on our behalf by our officers, directors and employees, without additional remuneration, by personal interviews, by telephone or by electronic transmission. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. We have entered into an agreement with D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support. The total expense of this engagement, which will be borne by us, including customary disbursements, is not expected to exceed $20,000 in the aggregate.

13.	Will I be able to ask questions at the Annual Meeting?

Edward R. Rosenfeld, our Chairman and Chief Executive Officer, will be available to answer questions submitted by stockholders at the conclusion of the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in, beginning at 10:00 a.m. Eastern time on May 26, 2021. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2021, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions during the meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/SHOO2021.

14.	What can I do if I have technical difficulties in accessing the 2021 Annual Meeting?

Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2021 beginning at 9:30 a.m. Eastern time on May 26, 2021 through the conclusion of the Annual Meeting.

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15.	How will the voting results be reported?

The preliminary results of the voting on the proposals will be reported at the Annual Meeting. The final certified results will be reported in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting.

16.	How do I submit a proposal for action at the Company’s 2022 Annual Meeting of Stockholders?

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by us in connection with the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) must do so no later than December 10, 2021. In addition, in accordance with Article I, Section 7(f) of our Amended and Restated By-Laws (the “By-Laws”), in order to be properly brought before the 2022 Annual Meeting, a matter must be either (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) specified in a notice in proper written form given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2021 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2022 Annual Meeting must be received no later than January 26, 2022 and no earlier than December 27, 2021. In addition, for business to be properly brought before the 2022 Annual Meeting by a stockholder pursuant to the foregoing clause (iii), such stockholder shall have complied with any other applicable requirements, including, but not limited to, the requirements of Rule 14a-8 promulgated by the SEC.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our By-Laws provide that our Board of Directors shall consist of a minimum of one director and that, subject to this limitation, the number of directors may be fixed from time to time by action of the directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at ten members. Directors are elected to serve until the next annual meeting of stockholders, and the term of each of the current directors will expire at the Annual Meeting.

Stockholder Nominations for Board Membership

The Nominating/Corporate Governance Committee of the Board of Directors recommends to the Board director candidates for nomination and election at each annual meeting of stockholders or for appointment to fill vacancies on the Board. The Nominating/Corporate Governance Committee will review and evaluate the qualifications of proposed director candidates recommended to it from various sources, including candidates proposed by our stockholders in accordance with the procedures established for that purpose. In accordance with Article II, Section 5 of the By-Laws, director nominations for the 2022 Annual Meeting can only be made by a stockholder of our Company who (i) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at the 2022 Annual Meeting and (ii) complies with the notice requirements and procedures set forth in Article II, Section 5 of the By-Laws. A stockholder’s notice to the Secretary of the Company with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the nominee. The notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2021 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of our By-Laws in connection with the 2022 Annual Meeting must be received no later than January 26, 2022 and no earlier than December 27, 2021. A copy of our By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above.

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Directors and Nominees for Election to the Board of Directors

Upon recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated and is recommending to the stockholders the election of each of the nine nominees named below to serve as a director of our Company until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office. All of the nominees except Maria Teresa Kumar were elected directors at last year’s Annual Meeting of Stockholders. Ms. Kumar was appointed by the Board to serve as a director in January 2020, when the number of directors was expanded to ten. All nominees have agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected. Thomas H. Schwartz, who is a current director, has not been renominated for election to the Board, and his term as a director will end upon completion of the Annual Meeting. Even though the number of directors constituting our Board of Directors is fixed at ten, proxies cannot be voted for a greater number of persons than the number of nominees named.

The names and biographical summaries of our directors, including the nine persons who have been recommended by the Nominating/Corporate Governance Committee of the Board of Directors and nominated by the Board of Directors to stand for election at the Annual Meeting, are provided below for your information.

Our Board of Directors is responsible for overseeing our business in a manner consistent with the Board’s fiduciary duty to our stockholders. This significant responsibility requires that our directors consist of individuals who are well-qualified for service on our Board and its committees and demonstrate a commitment to the success of our Company and to service in the best interests of our stockholders.

The following matrix identifies the relevant skills, experience and qualifications of our directors, which include the nine director nominees. The skills and experience identified below are reviewed by the Nominating/Corporate Governance Committee, in addition to other qualifications, and nominees are selected with a view to establishing a Board of Directors that consists of individuals who have extensive business leadership experience, are independent, bring diverse perspectives to the Board, and possess high ethical standards, sound business judgment and acumen, and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. We believe that all of the director nominees possess these qualifications and provide the Board with a full complement of knowledge, business skills and expertise for the effective management of our Company.

	Rosenfeld	Ferrara	Klipper	Kumar	Lynch	Migliorini	Sachdev	Schwartz	Smith	Varela
Knowledge, Skills and Experience
Public Company Board Experience	•	•			•		•
Finance/Accounting	•	•	•		•	•	•
Executive Leadership Experience	•	•	•	•	•	•	•	•	•	•
Risk Oversight/Management	•	•	•
Retail Industry Experience	•	•	•		•	•			•	•
Independence		•	•	•	•	•	•	•	•

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In addition to these general qualifications, provided below for each nominee for director is a discussion of the experience, qualifications, attributes and skills that led to the Board’s conclusion that the nominee should serve as a director.

Name	Principal Occupation	Age	Year Became a Director

Edward R. Rosenfeld	Chairman of the Board and Chief Executive Officer, Steven Madden, Ltd.	45	2008

Al Ferrara	Retired National Director of the Retail and Consumer Products Division of BDO USA, LLP, a major international accounting firm	70	2019

Mitchell S. Klipper	Retired Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, the largest retail bookseller in the United States	63	2018

Maria Teresa Kumar	President and CEO of Voto Latino	47	2021

Rose Peabody Lynch	Retired owner of Marketing Strategies, LLC, New York based consulting firm of which she was founder and President, which focused on strategic marketing and operating issues for small to medium-sized companies	71	2014

Peter Migliorini	Sales Manager, Greschlers, Inc., a building supplies company	72	1996

Ravi Sachdev	Partner, Clayton Dubilier & Rice, LLC	44	2008

Thomas H. Schwartz*	Owner, Sumner and Forge Investors LLC, a real estate investment and property management company	73	2004

Robert Smith	Founder and Chief Executive Officer of Phluid Project, part retail concept and part experimental platform, completely gender neutral, with a website to offer products and programs worldwide	55	2014

Amelia Newton Varela	President, Steven Madden, Ltd.	49	2016

*	Mr. Schwartz is not a nominee for election at the Annual Meeting

Additional Information About the Directors

Other Public Company Directorships

Four of our directors also currently serve as directors of other public companies:

•	Mr. Rosenfeld is a director and chairman of the Audit & Risk Management Committee of PVH Corp., one of the world’s largest apparel companies.
•	Mr. Ferrara is a director and chairman of the Audit Committee of VIVAKOR, Inc., a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions. Mr. Ferrara also served as a member of the Board of Directors of Barnes & Noble, Inc., the nation’s largest retail bookseller, from 2016 until its sale in August 2019.
•	Ms. Lynch is a director and member of both the Pension Committee and Nominating Committee of General American Investors Company, Inc., a closed-end fund that manages a global portfolio of investments consisting mainly of U.S. and foreign securities.
•	Mr. Sachdev is a director and member of the Strategy Committee and Compensation Committees of Covetrus, Inc., a global animal-health technology and services company.
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Other Employment Information

Each of our directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, with the exceptions of Mr. Smith. Prior to founding Phluid Project in 2018, for which he currently serves as Chief Executive Officer, from 2013 to 2017, Mr. Smith was the Chief Merchandising Officer for Haddad Brands, a global children’s apparel and accessories licensing partner for iconic brands such as Levi’s, Hurley, Nike, Jordan and Converse. Prior thereto, from 2010 to 2012, Mr. Smith served as Executive Vice President, Merchandising for Limited Brands, at Victoria’s Secret Direct, the largest direct-to-consumer women’s apparel retailer in the United States.

Specific Qualifications, Attributes, Skills and Experience of Directors

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of our Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld has strong leadership skills and an in-depth understanding of our Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. Mr. Rosenfeld serves as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies.

Al Ferrara has served as a director of our Company and as a member of the Audit Committee since July 2019. In May 2020, Mr. Ferrara became the Chairman of the Audit Committee and a member of the Nominating/Corporate Governance Committee. He is a retired certified public accountant having retired from his position as a partner with BDO USA, LLP, a major international accounting firm, in August 2016 after 25 years with the firm, most recently serving as National Director of the Retail & Consumer Products Division. Mr. Ferrara also served as a director on the firm’s Board of Directors from 2003 through 2010 and was also a director and BDO representative on the Board of Directors of BDO Capital Advisors, LLC from 2000 to 2015. Mr. Ferrara served as a member of the Board of Directors of Barnes & Noble, Inc., the nation’s largest retail bookseller, from 2016 until its sale in August 2019 and also served on its Audit Committee and Compensation Committee. In September 2020, Mr. Ferrara was appointed to the Board of Directors of VIVAKOR, Inc., a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, where he serves as the Chairman of its Audit Committee. Mr. Ferrara’s decades of relevant experience as a certified public accountant, the director of retail practice at a major international accounting firm, and as a member of the audit committee of a public company enhance the financial oversight capabilities of our Board and its Audit Committee.

Mitchell S. Klipper has served as a director of our Company since April 2018, as a member of the Audit Committee since June 2018 and as a member of the Corporate Social Responsibility Committee since August 2019. Mr. Klipper served as the Chief Executive Officer of the Retail Group of Barnes & Noble, Inc., the nation’s largest retail bookseller, from March 2010 to May 2015. Mr. Klipper began his career at Barnes & Noble as Chief Financial Officer of B&N College in June 1986. He subsequently held several executive positions at Barnes & Noble, Inc., including Executive Vice President, President of Barnes & Noble Development and Chief Operating Officer. Prior to joining Barnes & Noble, Inc., Mr. Klipper was an Audit Manager with KMG Main Hurdman, a certified public accounting firm and predecessor to KPMG. He also served on the advisory board of Modell’s Sporting Goods from 2006 through 2018. Mr. Klipper’s decades of relevant experience in retail management, general business and accounting enhance the leadership and oversight capabilities of our Board.

Maria Teresa Kumar has served as a director of our Company and as a member of the Corporate Social Responsibility Committee since January 2021. Ms. Kumar is the President and CEO of Voto Latino, America’s largest Latinx voter registration and advocacy organization, which she co-founded in 2004. She is also a regular on-air contributor for MSNBC. Ms. Kumar serves on the Boards of Emily’s List and the World Economic Forum’s Global Shapers and is a World Economic Forum Young Global Leader and a Council on Foreign Relations Life Member. Ms. Kumar graduated from U.C. Davis with a B.A. in International Affairs and earned her Masters’ in Public Policy from Harvard’s Kennedy School. Ms. Kumar’s extensive experience in management, leadership, social advocacy and working with non-profits enhances Board leadership and management oversight with a unique perspective on corporate social responsibility.

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Rose Peabody Lynch has served as a director of our Company since April 2014, as a member of the Compensation Committee since June 2014, and as a member of the Corporate Social Responsibility Committee since August 2019. Ms. Lynch formerly served on the Audit Committee from June 2014 to July 2019, when she became a member of the Corporate Social Responsibility Committee. Until recently, Ms. Lynch operated her own New York based consulting business, Market Strategies, LLC, which focused on strategic marketing and operating issues for small to medium-sized companies. She possesses over 30 years of business experience, including tenures as the President and in other senior executive officer positions of major companies in the beauty and fashion industries, and has extensive executive level financial and operating experience. Her experience serving as a director and as a senior executive for a range of companies, including Victoria’s Secret, Trowbridge Gallery (a supplier of fine art to the interior design trade) and Danskin, Inc., a leading manufacturer of women’s dance and active wear, enhances the Board’s leadership and oversight capabilities. Ms. Lynch has served on several boards, including The Harmony Group-LeRoi Princeton (a manufacturer of children’s apparel), Salant Corporation (Perry Ellis Menswear) and Frederick’s of Hollywood (a retailer of women’s apparel and lingerie). Currently, Ms. Lynch serves on the board of General American Investors Company, Inc. (NYSE: GAM). In her role on the GAM Board, she serves on the Compensation Committee, along with Pension and Nominating Committees. She was a member of the Audit Committee and Nominating and Governance Committees during her tenure at Salant and chaired the Compensation Committee during her tenure on the board of Frederick’s of Hollywood. In addition, Ms. Lynch has held leadership positions with a variety of not-for-profit organizations. She currently serves on the Board of Directors of the Princeton University Varsity Club and is President of her Princeton University class. She also serves on the Board of Trustees of Concord Academy in Concord, Massachusetts. Ms. Lynch is a member of the Women and Foreign Policy Advisory Council at the Council on Foreign Relations.

Peter Migliorini has served as a director of our Company since October 1996 and has served on the Nominating/Corporate Governance Committee, as its Chair, since July 2004 and the Compensation Committee, as its Chair, since July 2004. Mr. Migliorini formerly served on the Audit Committee, from October 1996 until June 2018. Mr. Migliorini is the Presiding Director over all executive sessions of the independent directors. Mr. Migliorini possesses extensive executive level financial, sales and operations experience. Mr. Migliorini currently serves as sales manager for Greschlers, Inc., a building supplies company. Prior to joining Greschlers, Mr. Migliorini served as Director of Operations for Mackroyce Group, a construction company, from 1987 to 1994. Earlier, Mr. Migliorini held various positions of increasing responsibility from Assistant Buyer to Chief Planner/Coordinator for several shoe companies, including Meldisco Shoes, Perry Shoes and Fasco Shoes. His numerous years of business experience at various levels and in various industries provide the Board with a measure of practical orientation regarding our operations and growth endeavors. Mr. Migliorini’s early experience in the shoe industry also provides relevant knowledge and expertise in our specific industry.

Ravi Sachdev has served as a director of our Company and as a member of the Audit Committee since September 2008 and as a member of the Nominating/Corporate Governance Committee since August 2019. As a Partner of the private equity firm Clayton Dubilier & Rice, LLC since June 2015, Mr. Sachdev focuses on the healthcare sector. Earlier, Mr. Sachdev was a Managing Director and Co-Head of Healthcare Services at J.P. Morgan from November 2010 and prior to that held the positions of Managing Director at Deutsche Bank Securities, Inc. from January 2009 until November 2010 and Director at Deutsche Bank from January 2007 until January 2009. Prior to joining Deutsche Bank in 2006 as a Vice President, Mr. Sachdev served as a Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector, from 1998 to 2006. Mr. Sachdev possesses knowledge of finance and the financial analytics used to measure business performance. His 20 years of professional experience in investment banking and private equity brings to the Board a thorough understanding of the financial issues affecting public companies and greater insights in business valuation together with a practical orientation with respect to acquisitions and integrations. Mr. Sachdev also serves on the Board of Directors and the Strategy Committee and Compensation Committee of Covetrus, Inc. (NASDAQ GS: CVET), a global animal-health technology and services company, and the Board of Directors of Agilon Health, Inc., a technology-enabled services platform for the physicians’ market.

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Thomas H. Schwartz has served as a director of our Company since May 2004 and has served on the Compensation Committee since July 2004. Mr. Schwartz currently owns and operates Sumner and Forge Investors, LLC, a real estate investment and property management company. With more than twenty years of experience as a Managing Director of Helmsley-Spear, Inc. and twelve years as the owner of his own real estate investment firm, Mr. Schwartz brings to the Board extensive executive level experience in handling operations issues and practical expertise in management. Mr. Schwartz’s term as a member of our Board of Directors will end at the Annual Meeting, and we thank him for his distinguished service.

Robert Smith has served as a director of our Company since April 2014 and has served on the Compensation Committee since June 2014 and on the Corporate Social Responsibility Committee, as its Chair, since August 2019. Mr. Smith formerly served on the Nominating/Corporate Governance Committee from June 2014 to July 2019, when he became a member of the Corporate Social Responsibility Committee. Mr. Smith is the Chief Executive Officer of Phluid Project and GET Phluid, which he founded in 2018. Prior to Phluid Project and his former positions with Haddad Brands and Victoria’s Secret Direct, Mr. Smith held various senior merchandising positions at Macy’s Inc. between 1998 and 2010, beginning with Vice President, Merchandise Manager, Macy’s West and culminating with Executive Vice President, Merchandising for Juniors, Kids, Intimate Apparel, Dresses, Suits, Coats and Swimwear. Earlier, Mr. Smith was a Merchandiser for XOXO Apparel Company and held various positions with Burdine’s Department Stores. Mr. Smith possesses nearly 30 years of business experience in the fashion industry and has extensive executive level expertise in merchandising. His experience in this area further enhances the Board’s depth of understanding of the industry.

Amelia Newton Varela has served as President of our Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of our Company since April 2008 and Executive Vice President of Wholesale Footwear of our Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with our Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995.

Required Vote

Proxies will be voted for the election of the nine nominees as directors of our Company unless otherwise specified in the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy, which is described below. If, for any reason, any nominee is unable or unwilling to serve, the proxies will be voted for a substitute nominee, who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the accompanying proxy. Abstentions will be counted separately and used for purposes of calculating whether a quorum is present at the Annual Meeting, but will have no effect on the outcome of the vote.

Director Election (Majority Voting) Policy

It is our policy that any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election must promptly submit a letter offering his or her resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote. In such event, the Nominating/Corporate Governance Committee would then consider the offer of resignation and make a recommendation to the Board of Directors as to whether or not the resignation should be accepted. This policy does not apply in contested elections. For more information about this policy, see “Corporate Governance – Director Election (Majority Voting) Policy” below.

Recommendation of the Board of Directors

The Nominating/Corporate Governance Committee of the Board and the entire Board of Directors unanimously recommend a vote “FOR” the election of Ms. Maria Teresa Kumar, Ms. Rose Peabody Lynch, Ms. Amelia Newton Varela and Messrs. Edward R. Rosenfeld, Al Ferrara, Mitchell S. Klipper, Peter Migliorini, Ravi Sachdev, and Robert Smith.

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CORPORATE GOVERNANCE

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by our stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and the various committees of the Board on which they sit. They also communicate with our Chairman and Chief Executive Officer and other officers and employees of our Company and consult with our independent registered public accounting firm and other third parties. The size of the Board is fixed at ten members. Eight current directors and seven of the nominees for election as directors are independent, and two current directors are not independent. The Nominating/Corporate Governance Committee determined to nominate nine current directors for election to our Board, because it has been unable to find a suitable replacement for Thomas H. Schwartz, who has not been renominated to serve as a director.

Director Independence

The Board of Directors has determined that the following director nominees are “independent” for purposes of the criteria of the SEC and The Nasdaq Global Select Market listing standards: Ms. Kumar, Ms. Lynch and Messrs. Ferrara, Klipper, Migliorini, Sachdev, and Smith. If the nine nominees set forth above are elected, the Board will consist of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions for the independent directors, with Mr. Migliorini serving as Presiding Director of such executive sessions.

Director Attendance at Meetings

Attendance at Annual Meetings of Stockholders

We have no specific policy regarding director attendance at our annual meetings of stockholders. We encourage all of our directors to attend annual meetings of our stockholders and five directors attended our 2020 annual meeting of stockholders.

Attendance at Meetings of the Board of Directors

The Board of Directors held five regularly scheduled meetings during the 2020 Fiscal Year and acted by unanimous written consent on three occasions during the 2020 Fiscal Year. In the 2020 Fiscal Year, each director attended 75% or more of the total number of Board meetings and the total number of meetings held by all committees on which he or she then served.

Director Election (Majority Voting) Policy

We have adopted a Director Election (Majority Voting) Policy. Pursuant to this policy, in an uncontested election of directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election must promptly submit an offer of resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote for consideration in accordance with the following procedures. In such event, upon receipt of the resignation, the Nominating/Corporate Governance Committee would promptly consider the appropriateness of the director’s continued service on the Board of Directors and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to the resignation, which could include (1) accepting the resignation; (2) rejecting the resignation; (3) retaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the “WITHHOLD” votes; or (4) determining that the director will not be renominated by the Board of Directors in future elections. The Nominating/Corporate Governance Committee would consider factors such as (a) the reasons expressed by the stockholders for withholding votes from such director; (b) any possibilities for curing the underlying cause of the “WITHHOLD” votes; (c) the tenure and qualifications of the director and his or her past and expected future contributions to our Company; (d) the overall composition of the Board of Directors, including, without limitation, whether accepting the resignation would cause us to fail to meet any applicable SEC or Nasdaq requirement; (e) the availability of other qualified candidates; and (f) our Board of Director Candidate Guidelines.

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The Qualified Independent Directors would then act on the Nominating/Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the director election occurred. In considering the Nominating/Corporate Governance Committee’s recommendation, the Qualified Independent Directors would review the factors considered by the Nominating/Corporate Governance Committee and such additional information and factors that they believe to be relevant. Following the Qualified Independent Directors’ decision, we would promptly disclose the decision in a Current Report on Form 8-K. The Form 8-K would include a full explanation of the process by which the decision of the Qualified Independent Directors was reached and, if applicable, the reasons why the offer of resignation was rejected.

If an offer of resignation were to be accepted, the Nominating/Corporate Governance Committee would recommend to the Board of Directors whether to fill the vacancy or reduce the size of the Board of Directors accordingly. Any director required to submit his or her resignation pursuant to this policy would not participate in the Nominating/Corporate Governance Committee’s recommendation or the Qualified Independent Directors’ consideration of the resignation. Prior to voting on the director’s resignation offer, the Qualified Independent Directors would provide to the director an opportunity to submit any information or statement that he or she believes relevant to the Qualified Independent Directors’ consideration of the resignation.

For purposes of this policy, “Qualified Independent Directors” means all directors who (1) are “independent” for purposes of The Nasdaq Global Select Market listing standards and (2) are not required to offer their resignation in accordance with this policy. If there are fewer than three independent directors then serving on the Board of Directors who are not required to submit their resignations in accordance with this policy, then the Qualified Independent Directors shall consist of all of the independent directors and each independent director who is required to offer his or her resignation in accordance with this policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

Committees of the Board

Among other committees, the Board of Directors has a standing Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Corporate Social Responsibility Committee. Each committee has a written charter. The table below provides current membership for each Board committee and the number of meetings held, and the number of actions taken by written consent, by each Board committee in the 2020 Fiscal Year.

Committees of the Board of Directors

Director	Audit	Compensation	Nominating/ Corporate Governance	Corporate Social Responsibility
Al Ferrara	Chair		Member
Mitchell S. Klipper	Member			Member
Maria Teresa Kumar *				Member
Rose Peabody Lynch		Member		Member
Peter Migliorini		Chair	Chair
Edward R. Rosenfeld
Ravi Sachdev	Member		Member
Thomas H. Schwartz		Member
Robert Smith		Member		Chair
Amelia Newton Varela
Number of Meetings in 2020 Fiscal Year	4	5	2	4

*	In the 2020 Fiscal Year, Maria Teresa Kumar was not a member of the Board and did not attend any Board or committee meetings.

Audit Committee

The Audit Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and who meet the independence requirements contained in Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3(b)(1). The Board has determined that each of Messrs. Ferrara, Klipper, and Sachdev meets the SEC criteria of an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. The Audit Committee is primarily responsible for reviewing the services performed by our independent registered public accountants, evaluating our accounting policies, our system of internal controls over financial reporting (ICFR), and information security and technology, including cybersecurity, and reviewing significant financial transactions.

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The Audit Committee is responsible for reviewing and striving to ensure the integrity of our financial statements and oversight of our compliance with legal and regulatory requirement, our internal audit function and our information security and technology. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of our internal accounting controls that could significantly affect our financial statements. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of our independent registered public accountants. In addition, the Audit Committee functions as our Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any breach of fiduciary duty by our Company or our officers, directors, employees or agents and, if the QLCC believes appropriate, to recommend courses of action to us.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls over financial reporting. Our independent registered public accountants audit our annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee. Our independent registered public accountants also issue an opinion on our internal controls over financial reporting.

The Audit Committee is also responsible for the oversight of our risk management process, which is discussed in the “Risk Oversight” section below.

In performing its functions, the Audit Committee meets with management on at least a quarterly basis to review and discuss the annual audited financial statements, quarterly financial statements and related reports and to consider the adequacy of our internal controls and the objectivity of our financial reporting. From time to time, the Audit Committee, with management, identifies and reviews other areas of risks related to our operations and at least quarterly receives reports on and reviews cybersecurity risks as well as our approach to managing such risks. Our Chief Information Security Officer presents to the Audit Committee regarding cybersecurity on at least a quarterly basis. The Audit Committee discusses these matters with our independent registered public accountants and with appropriate Company financial personnel. Meetings are held with the independent registered public accountants, who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews our financing plans and reports and makes recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is available on our website at https://stevemadden.com.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

The Nominating/Corporate Governance Committee provides oversight with respect to a wide range of issues relating to the composition and operation of the Board, including consideration of and recommendations regarding the size and composition of the Board of Directors and identification of potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees of our Company or other sources, including stockholders that satisfy our policy regarding stockholder recommended candidates. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources.

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Stockholders wishing to submit recommendations for director nominations for the 2022 Annual Meeting should write to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. Any such stockholder must (i) comply with the director nomination provisions of our By-Laws, (ii) meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8, and (iii) submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

In considering candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers our Board of Director Candidate Guidelines and Director Election (Majority Voting) Policy, available on our website at https://stevemadden.com, our policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including the individual’s character, education, experience, knowledge and skills. While the Nominating/Corporate Governance Committee’s Board of Directors Candidate Guidelines do not expressly identify diversity as a factor for consideration regarding the evaluation of director candidates, diversity is among the many factors the Nominating/Corporate Governance Committee considers in the candidate evaluation process. To assess the effectiveness of the mandate set forth in the Nominating/Corporate Governance Committee’s charter, the Nominating/Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.

In addition, the Nominating/Corporate Governance Committee develops and recommends corporate governance principles for our Company; makes recommendations to the Board of Directors in support of such principles; takes a leadership role in the shaping of the corporate governance of our Company; and oversees the evaluation of the Board of Directors and management. The Nominating/Corporate Governance Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Nominating/Corporate Governance Committee Charter is available on our website at https://stevemadden.com.

Compensation Committee

The Compensation Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and applicable tax and securities law rules.

The Compensation Committee is responsible for establishing and overseeing our compensation and incentive plans and programs; determining and approving compensation for our executive officers, including salaries, bonuses, perquisites and equity awards; reviewing and approving compensation and awards for our executive officers under our compensation and incentive plans and programs; administering our equity compensation plans; reviewing and approving a compensation program for independent members of the Board; and assisting the Board in discharging the Board’s responsibilities relating to management organization, performance, compensation and succession. The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its composition, powers and responsibilities. A copy of the Compensation Committee Charter is available on our website at https://stevemadden.com.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

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The Corporate Social Responsibility Committee is responsible for assisting the Board in its oversight of our initiatives, plans and practices with respect to corporate social responsibility matters of significance to us and the communities in which we operate. Corporate social responsibility matters include ethical and sustainable sourcing; human rights; the environment; supplier conduct; labor conditions; climate change; diversity in employment; charitable giving; government relations; and political spending. The Committee’s responsibility includes oversight of:

•	management’s evaluation of risks and opportunities with respect to corporate social responsibility matters;
•	management’s creation of key strategic initiatives, plans and practices with respect to corporate social responsibility matters;
•	our governance of, and performance relative to, such key strategic initiatives;
•	corporate social responsibility reporting, stakeholder engagement, and transparency; and
•	management’s assessment of the identity and scope of matters comprising corporate social responsibility.

The Corporate Social Responsibility Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Corporate Social Responsibility Committee Charter is available on our website at https://stevemadden.com.

Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board currently comprises eight independent and two non-independent directors.

Mr. Rosenfeld has served as Chairman of the Board and Chief Executive Officer since August 2008 and has been a member of the Board since February 2008. The Board has designated one of the independent directors as Presiding Director to preside over executive sessions. We believe that the number of independent, experienced directors who comprise our Board, along with the independent oversight of our Presiding Director, benefits us and our stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for our Company because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and leading our Board in setting long-term strategy. Having a single leader for both our Company and our Board eliminates confusion and duplication of efforts and provides clear leadership for our Company. We believe our Company, like many U.S. companies, has been well-served by this leadership structure.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board believes it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director. In addition to presiding at executive sessions of the independent directors, the Presiding Director has responsibilities that include coordinating with the Chairman of the Board and Chief Executive Officer in establishing agenda and discussion items for Board meetings; retaining independent advisors on behalf of the Board as the Board may determine to be necessary or appropriate; and performing such other functions as the independent directors may designate from time to time. Mr. Migliorini is currently serving as the Presiding Director.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for our Company and our stockholders.

Risk Oversight

Our Board is responsible for overseeing our risk management process. It focuses on our general risk management strategy and the most significant risks facing our Company and ensures that management implements appropriate risk mitigation strategies. Management also apprises the Board of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies with respect to risk assessment and management of risks that may be material to us, (b) our system of disclosure controls and system of internal controls over financial reporting, (c) our compliance with legal and regulatory requirements, and (d) our systems and processes related to information security and technology, including cybersecurity. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Our other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

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Our management is responsible for day-to-day risk management. Our risk management and internal audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing us and that our Board leadership structure supports this approach.

Executive Sessions of Independent Directors

The Board holds executive sessions of its independent directors generally at each regularly scheduled meeting. The Presiding Director serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

We have adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the entire Board of Directors in care of the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Board has instructed the Secretary of the Company to review all communications so received and to exercise her discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request that the Secretary forward to such director any and all communications received by the Secretary but not forwarded to the directors.

Codes of Business Conduct and Ethics

We have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, controller, principal accounting officer, head of internal audit and other employees who are designated from time to time as “senior financial officers.” In addition, the individuals who serve on our Board of Directors are subject to a Code of Business Conduct and Ethics for the Board of Directors, and all of our employees are held accountable for adherence to our Code of Conduct. Each of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Business Conduct and Ethics for the Board of Directors is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Code of Conduct applicable to all of our employees is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Business Conduct and Ethics for the Board of Directors and the Code of Conduct applicable to all of our employees (collectively, the “Conduct Codes”) are available on our website at https://stevemadden.com and may be obtained by any stockholder without charge upon request by writing to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Conduct Codes are intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Codes cover all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of our assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Codes without fear of retaliation. Waiver of any provision of the Conduct Codes for executive officers and directors may only be granted by the Board of Directors or the Nominating/Corporate Governance Committee, and we will disclose any such waiver or modification of the Conduct Codes relating to such individuals.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines as a set of guiding principles by which our Company is governed. The Corporate Governance Guidelines address various matters of corporate governance such as board size and composition, director qualifications and responsibilities, director compensation, limitations on service on other boards, board committees, director orientation and education, director access to management, management development and succession planning, and annual performance evaluations for the Board. They include a policy for the clawback of executive incentive compensation paid to senior executive officers if there is an accounting restatement by our Company due to intentional misconduct of a senior executive officer. In addition, in circumstances in which the Board of Directors believes it is appropriate, the clawback policy allows for the reimbursement, forfeiture or cancellation of incentive compensation paid or awarded to a senior executive officer who has engaged in willful misconduct in the performance of his or her duties that results in material financial harm or significant reputational harm to us.

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The Nominating/Corporate Governance Committee reviews the Corporate Governance Guidelines annually to determine whether to recommend changes to the Corporate Governance Guidelines to reflect new laws, rules and regulations and developing governance practices. A copy of the Corporate Governance Guidelines may be obtained by any stockholder without charge upon request by writing to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines, which require a level of ownership of shares of our Common Stock by our directors and executive officers in order to align their interests with those of our stockholders. The Stock Ownership Guidelines require our Chief Executive Officer to own shares of our Common Stock equal in value to five times his annual base salary. Other executive officers are required to own shares of our Common Stock equal in value to two times their annual base salary. The Stock Ownership Guidelines further require that each non-employee director must own shares of our Common Stock equal in value to two times the cash portion of the directors’ annual retainer or the equivalent if a retainer is not received in certain circumstances. Individuals subject to the Stock Ownership Guidelines must attain the required level of share ownership by the fifth anniversary of the later of the Stock Ownership Guidelines’ adoption date and the date that the individual became an executive officer or director and must retain an amount equal to 25% of the net shares of our Common Stock received as a result of the exercise, vesting or payment of any equity award we make until the share ownership requirement is satisfied.

Prohibition on Hedging and Pledging of Our Common Stock

Our directors and executive officers and certain other persons designated from time to time by our Chief Financial Officer are prohibited from entering into hedging transactions and from pledging our Common Stock pursuant to a formal policy concerning such activities adopted by the Board of Directors. This policy does not apply to other employees of our Company.

Corporate Social Responsibility Policy

We are committed to operating our business in a socially responsible manner. We strive to incorporate this commitment into every aspect of our business, including the design of our products, the quality, safety and sourcing of our products, the safety and fair treatment of our employees, animal welfare and compliance with laws, including the Foreign Corrupt Practices Act and the SEC’s Conflict Minerals rule. These guiding principles are set forth in our Corporate Social Responsibility Policy, and we expect all of our employees to be familiar with and to adhere to them. We strive to do business with vendors and suppliers that share our views and commitments to quality products and ethical business principles. We will only engage vendors and suppliers that demonstrate a commitment to meeting our standards. Our Corporate Social Responsibility Committee assists the Board in its oversight of management’s social responsibility obligations.

Certain Relationships and Related Party Transactions

Steven Madden Employment Agreement. We believe that Steven Madden, our founder and Creative and Design Chief, provides unique and significant value in guiding the leadership of our creative process, both in his hands-on work for us and his collaboration with our designers, product professionals and marketing executives. In addition, the public’s association of Mr. Madden’s name and likeness with our branded products is significant, meaningful, and integral to our success and has been, and continues to be, instrumental in creating long-term stockholder value. Based upon that belief, we further believe that his continuing involvement with our Company is essential, and to this end, we have for many years had an employment agreement with Mr. Madden as described below.

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Mr. Madden’s agreement in its current form dates back to July 1, 2005, as subsequently amended on various occasions, most recently on March 25, 2019 (the “SM Agreement”). Under the SM Agreement, Mr. Madden has agreed to continue to serve as our Creative and Design Chief for a term continuing through December 31, 2026, for a base salary of $7,026,042 per annum together with the potential for cash bonuses at the sole discretion of our Board of Directors and an annual life insurance premium reimbursement of up to $200,000. Pursuant to the SM Agreement, on February 8, 2012, Mr. Madden was granted 2,194,584 restricted shares of Common Stock (as adjusted for our 2018 three-for-two stock split effected as a stock dividend), valued at approximately $40 million, under our Amended and Restated 2006 Stock Incentive Plan, which is referred to herein as the “2006 Plan.” The restricted stock vests in equal annual installments over seven years commencing on December 31, 2017 through December 31, 2023, subject to Mr. Madden’s continued employment with our Company on each such vesting date. On June 30, 2012, as allowed under the SM Agreement, Mr. Madden elected to receive an additional restricted stock award valued at approximately $40 million in consideration of a reduction in his annual base salary in years after 2012 to the amount reflected above. As a consequence, on July 3, 2012, Mr. Madden received 2,840,013 additional restricted shares of Common Stock vesting in six annual installments commencing on December 31, 2018 through December 31, 2023, subject to his continued employment with our Company on each such vesting date.

Under the SM Agreement, Mr. Madden is also eligible to receive annually, on or about the date of our annual meeting of stockholders (but not later than June 30), an option (the “Annual Option”) to purchase shares of Common Stock equal to the greater of (a) 100% of the largest aggregate number of shares of Common Stock available upon the exercise of an option or options granted to any other continuing full-time employee of our Company during the preceding twelve-month period or (b) 225,000 shares of Common Stock; provided, however, that a grant to Mr. Madden in excess of 150% of the number of shares of Common Stock subject to options granted to such other continuing full-time employee would require stockholder approval. Any Annual Option so granted vests quarterly over a one-year period and is exercisable for a period of five years at a price equal to the closing price of our Common Stock on the grant date. In addition, pursuant to the SM Agreement, on March 1, 2017, Mr. Madden received a one-time stock option grant to purchase 1,125,000 shares of our Common Stock at an exercise price of $24.90 as a result of our having achieved for the fiscal year ended December 31, 2016 earnings per share performance criteria set forth in the SM Agreement; such option vests in equal annual installments over a five-year period, which commenced on the first anniversary of the grant date.

Under the SM Agreement, if Mr. Madden dies, his estate would receive a payment equal to his base salary for the 12-month period immediately after the date of his death. Further, if Mr. Madden’s employment is terminated due to his total disability (as defined in the agreement), “for cause” (as defined in the agreement) or due to Mr. Madden’s resignation, we are obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. If Mr. Madden’s employment is terminated for any reason (other than “for cause” or due to his death, total disability or resignation), we are obligated to pay Mr. Madden, in installments, the balance of his base salary through the end of the term of the SM Agreement. If, during the period commencing 120 days prior to a “change of control” transaction (as defined in the SM Agreement) and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated other than for cause or by his resignation for “good reason” (as defined in the SM Agreement), or if Mr. Madden resigns within 30 days following a change of control transaction, all unvested options held by Mr. Madden will be accelerated and vest on the date of termination or resignation, and Mr. Madden will be entitled to receive a lump sum cash payment equal to the amount of compensation that is accrued and unpaid through the date of termination plus $35 million. The SM Agreement contains other customary provisions, including provisions regarding expense reimbursement, confidentiality, non-solicitation and non-competition.

For the 2020 Fiscal Year, Mr. Madden earned $3,513,021 in base salary and received $200,000 for the payment of an annual life insurance premium. Mr. Madden also received as his Annual Option for the 2020 Fiscal Year to purchase 225,000 shares of Common Stock at a price per share of $24.83.

The most recent amendment entered into on March 25, 2019, effected the extension of the term of the SM Agreement for three years through December 31, 2026. In consideration of this extension, we have granted to Mr. Madden 200,000 shares of Common Stock under the 2006 Plan, which shares are subject to certain restrictions, including that he will not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the restricted shares except as set forth under the 2006 Plan or his award agreement. The shares will vest in substantially equal annual installments over three years commencing on December 31, 2024, provided that Mr. Madden continues to be employed by us on each vesting date through December 31, 2026.

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Loan to Steven Madden. On June 25, 2007, we made a loan to Mr. Madden in the amount of $3,000,000 to enable Mr. Madden to satisfy a personal tax obligation resulting from the exercise of a stock option that was due to expire. The loan is evidenced by a secured promissory note executed by Mr. Madden in our favor, the security for which is a certain securities brokerage account maintained by Mr. Madden with his broker; none of the securities in the securities brokerage account are shares of Common Stock. There have been successive amendments to the secured promissory note, the most recent of which occurred in April 2016. At that time the secured promissory note was amended to substitute the collateral securing the secured promissory note from shares of our Common Stock to the security interest in Mr. Madden’s securities brokerage account. Previously, on January 3, 2012, the secured promissory note was amended and restated to extend the maturity date of the obligation to December 31, 2023 and eliminate the accrual of interest after December 31, 2011. Prior to the January 3, 2012 amendment, the secured promissory note had been accruing interest at the rate of 6% per annum. In addition, the secured promissory note provides that, commencing on December 31, 2014 and annually on each December 31 thereafter through the maturity date, one-tenth of the principal amount thereof, together with accrued interest, will be cancelled by us provided that we have employed Mr. Madden on each such December 31. Contemporaneously, on each such December 31, we will release our security interest in a portion of the securities held in Mr. Madden’s securities brokerage account generally correlating to the amount of indebtedness cancelled on such date. As of December 31, 2011, interest in the amount of $1,090,000 had accrued on the principal amount of the secured promissory note and, as noted above, interest was eliminated after December 31, 2011. On December 31, 2020, we released Mr. Madden from his obligation to pay the required one-tenth of the original principal amount of the secured promissory note, together with accrued interest.

Review, Approval or Ratification of Transactions with Related Persons

Our Conduct Codes and Employee Handbook prohibit all conflicts of interest. Under the Conduct Codes, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with our interests. Our prohibition on conflicts of interest under the Conduct Codes includes any related person transaction.

Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interests. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) the business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to us.

We have multiple processes for reporting conflicts of interest, including related person transactions. Under the Conduct Codes, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The Chief Financial Officer distributes a questionnaire to our executive officers and management personnel quarterly and distributes a questionnaire to the members of the Board of Directors annually requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Codes.

The Board of Directors, the Audit Committee and the Disclosure Committee, which consists of management personnel, discuss the related party transactions, specifically, and in connection with the regular review processes attendant to our periodic filings, including related party transaction disclosures.

If a director is a party to or in some manner involved in a transaction involving us, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

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COMPENSATION OF DIRECTORS IN THE 2020 FISCAL YEAR

The Compensation Committee is responsible for establishing and overseeing all matters pertaining to compensation paid to directors for service on the Board and its committees.

The following table sets forth information concerning the compensation of our non-employee directors in the 2020 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)	Total ($)
Al Ferrara	51,250	(2)	101,371	(3)	—	139,352
Mitchell S. Klipper	47,500		101,371	(4)	—	135,602
Richard P. Randall(5)	30,000	(6)	—		—	30,000
Peter Migliorini	50,000		101,371	(7)	—	138,102
Ravi Sachdev	47,500		101,371	(8)	—	135,602
Thomas H. Schwartz	42,500		101,371	(9)	—	130,602
Rose Peabody Lynch	47,500		101,371	(10)	—	135,602
Robert Smith	47,500		101,371	(11)	—	135,602

(1)	Reflects the grant date fair value of stock awards calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note J to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021.
(2)	Mr. Ferrara became chairman of the Audit Committee in June 2020 and received compensation as chairman only in the fourth quarter of 2020. He waived his right to receive such compensation for the third quarter.
(3)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Mr. Ferrara was 4,245, all of which was issued in the 2020 Fiscal Year, and Mr. Ferrara had no options outstanding.
(4)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Mr. Klipper was 4,245, all of which was issued in the 2020 Fiscal Year, and Mr. Klipper had no options outstanding.
(5)	Mr. Randal retired as a director effective on the date of the 2020 Annual Meeting of Stockholders, June 5, 2020.
(6)	Upon Mr. Randall’s retirement, he ceased to be chairman of the Audit Committee. Accordingly, he received compensation as chairman of the Audit Committee only for the first quarter of 2020 and waived payment of such compensation for the second quarter.
(7)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Mr. Migliorini was 4,245, all of which was issued in the 2020 Fiscal Year, and Mr. Migliorini had no options outstanding.
(8)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Mr. Sachdev was 4,245, all of which was issued in the 2020 Fiscal Year, and Mr. Sachdev had no options outstanding.
(9)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Mr. Schwartz was 4,245, all of which was issued in the 2020 Fiscal Year, and Mr. Schwartz had no options outstanding.
(10)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Ms. Lynch was 4,245, all of which was issued in the 2020 Fiscal Year, and Ms. Lynch had no options outstanding.
(11)	At December 31, 2020, the aggregate number of shares of restricted Common Stock held by Mr. Smith was 4,245, all of which was issued in the 2020 Fiscal Year, and Mr. Smith had no options outstanding.

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Directors who are also our employees are not paid any fees or other remuneration for service on the Board of Directors or any of its committees. In the 2020 Fiscal Year, each non-employee director received for service on the Board a grant of 4,245 shares of restricted Common Stock, vesting on July 1, 2021, the first anniversary of the grant date, and was entitled to receive $75,000 for such service. Due to the suspension of directors’ compensation from April 1, 2020, through September 30, 2020, as a result of the impact of COVID-19, each director agreed to waive payment of $37,500 of compensation that would have been paid to him or her for service as a director during that period.

In the 2020 Fiscal Year, members of the Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee and Corporate Social Responsibility Committee were each entitled to receive an additional $10,000 for serving on such committees, except that (a) the Chairman of the Audit Committee was entitled to receive $35,000 for serving in this role and (b) the Chairman of the Compensation Committee was entitled to receive $15,000, instead of $10,000. Due to the suspension of directors’ compensation from April 1, 2020, through September 30, 2020, as a result of the impact of COVID-19, (i) each member of the Audit Committee, the Nominating/Corporate Governance Committee, Compensation Committee and Corporate Social Responsibility Committee agreed to waive payment of $5,000 of compensation that would have been paid to him or her for service on such committee during that period, (ii) the Chairman of the Audit Committee agreed to waive payment of $17,500 for his service as Chairman, and (iii) the Chairman of the Compensation Committee agreed to waive payment of $7,500 for his service as Chairman. We reimburse our directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 20, 2021 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

BlackRock Inc.
55 East 52nd Street
New York, NY 10055	11,998,936	14.40%	(2)

The Vanguard Group
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	8,022,669	9.64%	(3)

Macquarie Group Limited
50 Martin Place
Sydney, New South Wales
Australia	5,407,438	6.50%	(4)

Steven Madden
c/o Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City, NY 11104	5,431,776	6.41%	(5)

T. Rowe Price Associates, Inc.
10 E. Pratt Street
Baltimore, MD 21202	4,490,948	5.30%	(6)

(1)	Beneficial ownership as reported in the table below has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 82,838,362 shares of Common Stock outstanding (excluding treasury shares) as of March 20, 2021.
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(2)	Based solely on a Statement on Schedule 13G/A filed with the SEC on January 26, 2021 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 11,858,670 of such shares and sole dispositive power with respect to all such shares.
(3)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard has shared voting power with respect to 126,811of such shares, sole dispositive power with respect to 7,832,041 of such shares and shared dispositive power with respect to 190,628 of such shares.
(4)	Based solely on a Statement on Schedule 13G filed with the SEC on February 12, 2021 by Macquarie Group Limited (“Macquarie Group”), Macquarie Group is the beneficial owner of the following shares of Common Stock by virtue of its direct or indirect ownership of the following companies: (i) Macquarie Investment Management Business Trust (“Macquarie IM Business Trust”), which has sole voting power and sold dispositive power with respect to 5,381,042 shares and (ii) Macquarie Investment Management Group Limited (“Macquarie IM Group”), which has sole voting power and sole dispositive power with respect to 2,155 shares. In addition, Macquarie Bank Limited (“Macquarie Bank”) is deemed to be the beneficial owner of 5,407,438 shares by virtue of its direct or indirect ownership of Macquarie IM Business Trust and Macquarie IM Group; and Macquarie Investment Management Holdings Inc. (“Macquarie IM Holdings”) is deemed to be the beneficial owner of 5,381,042 shares by virtue of its ownership of Macquarie IM Business Trust. The address of Macquarie IM Holdings and Macquarie IM Business trust is 2005 Market Street, Philadelphia, PA 19103. The address of Macquarie Bank and Macquarie Group is 50 Martin Place Sydney, New South Wales, Australia.
(5)	Mr. Madden’s beneficial ownership includes: (i) 2,560,543 shares of restricted Common Stock granted under the 2006 Plan (which restricted stock includes (A) 940,536 shares which will vest in equal annual installments over three years commencing on December 31, 2021 through December 31, 2023, (B) 1,420,007 shares which will vest in equal annual installments over three years commencing on December 31, 2021 through December 31, 2023 and (C) 200,000 shares which will vest in substantially equal annual installments over three years commencing on December 31, 2024, in each case subject to forfeiture pursuant to the terms of the 2006 Plan and of Mr. Madden’s employment agreement, as amended); (ii) 1,912,500 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2020; and (iii) 918,733 shares of Common Stock held by Mr. Madden directly.
(6)	Based solely on a Statement on Schedule 13G filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), T. Rowe Price has sole voting power with respect to 1,383,166 of such shares, and sole dispositive power with respect to all such shares.

Security Ownership of Directors and Executive Officers

The following table sets forth information as of March 20, 2021 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock held by (a) each current director and nominee; (b) our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days. Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him or her.

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Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class

Edward R. Rosenfeld	912,476	1.10	%(3)
Amelia Newton Varela	260,181	*	(4)
Zine Mazouzi	46,558	*	(5)
Awadhesh Sinha	49,036	*	(6)
Karla Frieders	130,599	*	(7)
Al Ferrara	5,245	*	(8)
Mitchell S. Klipper	11,603	*	(9)
Maria Theresa Kumar	—	—
Rose Peabody Lynch	12,714	*	(10)
Peter Migliorini	15,449	*	(11)
Ravi Sachdev	66,183	*	(12)
Thomas H. Schwartz	15,298	*	(13)
Robert Smith	15,897	*	(14)
All Directors and Executive Officers as a Group (13 persons)	1,541,239	1.88	%(15)

*	Indicates beneficial ownership of less than 1%.
(1)	The address for each of the individuals named above is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2)	Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 82,838,362 shares of Common Stock outstanding (excluding treasury shares) as of March 20, 2021.
(3)	Mr. Rosenfeld’s beneficial ownership includes: (i) 348,890 shares of restricted Common Stock; and (ii) 563,586 shares of Common Stock held by Mr. Rosenfeld without restriction.
(4)	Ms. Varela’s beneficial ownership includes: (i) 51,939 shares of restricted Common Stock; (ii) 75,000 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2020; and (iii) 133,242 shares of Common Stock held by Ms. Varela without restriction.
(5)	Mr. Mazouzi’s beneficial ownership includes: (i) 45,990 shares of restricted Common Stock; and (ii) 568 shares of Common Stock held by Mr. Mazouzi without restriction.
(6)	Mr. Sinha’s beneficial ownership includes: (i) 5,799 shares of restricted Common Stock; and (ii) 43,507 shares of Common Stock held by Mr. Sinha without restriction.
(7)	Ms. Frieders’ beneficial ownership consists of (i) 70,696 shares of restricted Common Stock; and (ii) 59,903 shares of Common Stock held by Ms. Frieders without restriction.
(8)	Mr. Ferrara’s beneficial ownership consists of (i) 4,245 shares of restricted Common Stock; and (ii) 1,000 shares of Common Stock held by Mr. Ferrara without restriction.
(9)	Mr. Klipper’s beneficial ownership consists of (i) 4,245 shares of restricted Common Stock; and (ii) 7,358 shares of Common Stock held by Mr. Klipper without restriction.
(10)	Ms. Lynch’s beneficial ownership consists of (i) 4,245 shares of restricted Common Stock; and (ii) 8,469 shares of Common Stock held by Ms. Lynch without restriction.
(11)	Mr. Migliorini’s beneficial ownership includes: (i) 4,245 shares of restricted Common Stock; and (ii) 11,204 shares of Common Stock held by Mr. Migliorini without restriction.
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(12)	Mr. Sachdev’s beneficial ownership includes: (i) 4,245 shares of restricted Common Stock; and (ii) 61,938 shares of Common Stock held by Mr. Sachdev without restriction.
(13)	Mr. Schwartz’s beneficial ownership includes: (i) 4,245 shares of restricted Common Stock; and (ii) 11,053 shares of Common Stock held by Mr. Schwartz without restriction.
(14)	Mr. Smith’s beneficial ownership includes: (i) 4,245 shares of restricted Common Stock; and (ii) 11,652 shares of Common Stock held by Mr. Smith without restriction.
(15)	Includes, in the aggregate, (i) 565,256 shares of restricted Common Stock; (ii) 75,000 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2020; and (iii) 916,188 shares of Common Stock held by such beneficial owners.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the overall principles and objectives and specific features of our executive compensation program, primarily focused on the executive compensation program’s application to our Chief Executive Officer and our other executive officers included in the Summary Compensation Table, whom we refer to collectively in this Proxy Statement as the “Named Executive Officers.”

In developing and evaluating our executive compensation program, the Compensation Committee reviews our total stockholder return and annual financial results for prior years and the extent to which those indicia correlate with executive compensation.  Over the last ten years, our total stockholder return increased 10.3% on an annualized basis. In 2020, our total stockholder return decreased 19.4%, placing us in the 34th percentile as compared with our peer group for the year.

During the ten-year period preceding 2020, our Company experienced substantial growth.  Revenue increased 236% from $532.6 million in 2009 to $1.8 billion in 2019, while net income attributable to Steven Madden, Ltd. grew 182% from $50.1 million in 2009 to $141.3 million in 2019.  Recognizing the strong financial performance of our Company in prior years, we believe that our executive compensation program has successfully rewarded our Named Executive Officers for our Company’s long-term performance and has achieved its goal of retaining those Named Executive Officers with our Company.

Due to the impact of the COVID-19 global pandemic, however, our financial results were significantly impacted in the 2020 Fiscal Year.  Revenue for the 2020 Fiscal Year declined 32.8% to $1.2 billion from $1.8 billion in the year ended December 21, 2019. Net loss was $18.4 million, or $0.23 per basic share, for the 2020 Fiscal Year as compared to net income of $141.3 million, or $1.69 per diluted share, for the 2019 Fiscal Year. On an adjusted basis, net income was $51.8 million, or $0.64 per diluted share, for the 2020 Fiscal Year compared to net income of $162.8 million, or $1.95 per diluted share, in the 2019 Fiscal Year.1 Upon the onset of the COVID-19 pandemic, our management team took immediate precautionary actions to preserve liquidity and enhance our financial flexibility. These cost cutting actions aided in mitigating the net loss in the second and third quarter of 2020 and, when combined with improving business trends due to easing government restrictions towards the latter part of the year, enabled our Company to return to profitability in the fourth quarter of 2020.  Further, these actions enabled the Company to generate strong free cash flow through the crisis, and we ended 2020 with $287 million in cash and short-term investments and no debt. Based on our strong financial position at year end, our Board of Directors approved the reinstatement of a $0.15 quarterly cash dividend beginning with the first quarter of 2021.

Reflecting our financial and stock performance in 2020, we did not pay any cash bonuses to the Named Executive Officers for their performance during that year.

1 A reconciliation of adjusted results is included in Annex A to this Proxy Statement.

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Compensation Objectives and Strategy

Our executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure our continued growth and profitability and to reward them for their performance, for our performance and for creating long-term value for our stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;
•	support our strong team orientation;
•	encourage high-potential team players to build a career at our Company; and
•	provide rewards that are cost-efficient, competitive with other similarly positioned organizations and fair to employees and stockholders.

Our executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on our results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. We have a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship among individual efforts, Company results and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. However, we may also pay discretionary bonuses to the Named Executive Officers based on their performance during the year. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

To implement our primary objectives, we seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We believe that there is great value to our Company in having a team of long-tenured, seasoned managers and seek to promote a long-term commitment from our senior executives. Our team-focused culture and management processes are designed to foster this commitment. In addition, restricted Common Stock awards granted to Named Executive Officers in the 2020 Fiscal Year reinforce this long-term orientation with annual vesting over four to five years.

Role of the Compensation Committee

General. The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers and outside directors. The Compensation Committee currently consists of four members of the Board of Directors, Ms. Lynch and Messrs. Migliorini, Schwartz and Smith, each of whom is an independent director under Rule 5605 of The Nasdaq Global Select Market listing standards and a “non-employee director” as defined under the SEC’s rules.

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for the recommendations of the Chief Executive Officer, including his detailed evaluation of each executive’s performance. No executive has a role in recommending compensation for outside directors. With respect to the application of our incentive compensation plans to non-employee directors, the Board of Directors functions as the Compensation Committee.

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Use of Outside Advisors. In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. The Compensation Committee has retained the services of Arthur J. Gallagher & Co.’s Human Resources & Compensation Consulting Practice (“Gallagher”) since 2005 to assist with its review of the compensation packages and employment agreements of the Chief Executive Officer and other executive officers. In 2020 and 2021, Gallagher worked with the Compensation Committee to assess the reasonableness of grants of restricted Common Stock to Mr. Rosenfeld, Mr. Mazouzi, and Ms. Frieders, the terms of the new employment agreements for Ms. Frieders and Mr. Mazouzi, and the amendments of the employment agreements for Ms. Varela and Mr. Sinha, in each case as compared with comparable positions in the peer group listed below. Executive compensation for the Named Executive Officers was based on employment agreements with pay structures and levels guided by Gallagher’s market studies just prior to the consummation of the agreements. Gallagher completed position-specific market studies when we entered into the employment agreement extension with Ms. Frieders, the new agreement with Mr. Mazouzi, the amendments to employment agreements with Ms. Varela and Mr. Sinha in support of the design of these agreements, and the grants of restricted Common Stock made to Mr. Rosenfeld, Mr. Mazouzi, and Ms. Frieders. Gallagher provides only executive compensation consulting services and works with management only at the behest of the Compensation Committee.

The Compensation Committee retains Gallagher directly, although in carrying assignments for us, Gallagher also interacts with our management, when necessary and appropriate, in order to obtain compensation and performance data for us and our executives. In addition, Gallagher may, in its discretion, seek input and feedback from management regarding its consulting work product for the Compensation Committee in order to confirm alignment with our business strategy and identify data questions or other similar issues, if any, prior to completion of a project for the Compensation Committee.

Independence of Outside Advisors. The Compensation Committee has the sole authority to retain, terminate, approve the fees and set the terms of our relationship with any outside compensation advisors who assist the Committee in carrying out its responsibilities. It may select or receive advice from any compensation consultant or other advisor only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in Nasdaq rules.

Accordingly, the Compensation Committee reviews annually its relationship with Gallagher to ensure its independence on executive compensation matters. Prior to selecting and receiving advice from Gallagher with respect to executive compensation in the 2020 Fiscal Year, the Compensation Committee reviewed Gallagher’s independence and that of Gallagher’s individual representatives who served as the Committee’s advisors. The Compensation Committee determined that no conflicts of interest exist between us and Gallagher or its representatives. In reaching such determination, the Compensation Committee considered, among other things, the following factors: (i) that Gallagher provides no services to us other than executive compensation consulting services; (ii) the fees paid by us to Gallagher as a percentage of Gallagher’s total revenue; (iii) the representations by Gallagher as to its policies and procedures that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Gallagher who advised the Compensation Committee and any member of the Compensation Committee; and (v) any business or personal relationships between our executive officers and Gallagher or its individual representatives.

Consideration of 2020 Stockholder Say-on-Pay Vote. At our 2020 Annual Meeting of Stockholders, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our Named Executive Officers (96% of votes cast). This continues the string of 94% or higher approvals that began with the initial say-on-pay vote in 2011. The Compensation Committee believes this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2021 and has determined that these policies and decisions are appropriate and in our best interests and those of our stockholders at this time.

Compensation Structure

Pay Elements - Overview

We use four main components of compensation:

•	base salary;
•	annual performance-based bonuses;
•	long-term equity incentives (consisting of stock options and restricted stock); and
•	benefits and perquisites.

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Pay Elements - Details

Base Salary. We paid base salaries to each of the Named Executive Officers to provide them with fixed pay commensurate with the Named Executive Officer’s role and responsibilities, experience, expertise and individual performance. As more fully described in the section of this Proxy Statement captioned “Employment Arrangements,” as of December 31, 2020, we had employment agreements with each of the Named Executive Officers. The Compensation Committee, as constituted at the time the parties entered into the employment agreements or any amendments thereof, reviewed and approved the salary established in each such agreement or amendment. The Compensation Committee considered each employee’s salary history, value in the marketplace and performance (including at our Company and previous employment). Notwithstanding the base salaries provided for in their respective employment agreements, the Compensation Committee requested, and each of the Named Executive Officers Agreed to, reductions in their base salary due to the adverse impact of the COVID-19 pandemic on our business as described below.

The annual base salary of our Chief Executive Officer, Edward R. Rosenfeld, under Mr. Rosenfeld’s employment agreement dated December 31, 2018, which remains in effect until December 31, 2021, is $1,041,863 for the year ending December 31, 2021. The annual base salary of our President, Amelia Newton Varela, under Ms. Varela’s employment agreement dated December 27, 2019, which remains in effect until December 31, 2022, is $725,000 for the year ending December 31, 2021, and $750,000 for the year ending December 31, 2022. The annual base salary of our Chief Operating Officer, Awadhesh Sinha, under Mr. Sinha’s employment agreement dated December 27, 2019, as amended, which remains in effect until December 31, 2023, is $767,000 for the year ending December 31, 2021, and $500,000 for the year ending December 31, 2022, for his services as our Chief Operating Officer through 2022, and $300,000 for his services as a Senior Advisor in 2023. The annual base salary of Arvind Dharia, who served as our Chief Financial Officer until December 31, 2020, was $642,157 for the year ending December 31, 2020. The annual base salary of Zine Mazouzi, who became our Chief Financial Officer on January 1, 2021, under Mr. Mazouzi’s employment agreement dated as of December 8, 2020, is $550,000 for the year ending December 31, 2021, $575,000 for the year ending December 31, 2022, and $600,000 for the year ending December 31, 2023. Our Chief Merchandising Officer, Karla Frieders, began the 2020 Fiscal Year with an annual base salary of $590,000 under an employment agreement dated April 11, 2017, which expired on April 30, 2020. Ms. Frieders’s new employment agreement, dated May 11, 2020, which remains in effect until April 30, 2023, also provides for an annual base salary of $590,000 for each of the contract years ending April 30, 2021, 2022, and 2023.

Effective April 1, 2020, as a result of the impact of the COVID-19 pandemic on our business, Mr. Rosenfeld agreed to waive payment of his base salary and the other four Named Executive Officers agreed to reduce their base salary by 30%. Effective on August 1, 2020, we restored the payment of the full base salary of each of our Named Executive Officers other than Mr. Rosenfeld; and effective October 1, 2020, we restored the payment of Mr. Rosenfeld’s base salary. As a result of those reductions, we paid each of the Named Executive Officers the base salary listed in the table below. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and “Employment Arrangements” for a more detailed description of the employment agreements and compensation of the Named Executive Officers. The 2021 salary increases, if any, for our Named Executive Officers, as reflected in the following table, are generally consistent with those of other management employees.

Named Executive Officer	2020 Salary	2021 Salary
Edward R. Rosenfeld	$494,853	$1,041,863
Amelia Newton Varela	$628,115	$725,000
Arvind Dharia	$576,130	$—
Zine Mazouzi(1)	$—	$550,000
Awadhesh Sinha	$668,762	$767,000
Karla Frieders	$530,092	$590,000	*

[1]	Mr. Mazouzi became our Chief Financial Officer on January 1, 2021. Even though he was not a Named Executive Officer in the 2020 Fiscal Year, we have included him in this table because he will be a Named Executive Officer in the 2021 Fiscal year.
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Annual Performance-based Bonus. Annual performance-based cash bonuses, if any, for Named Executive Officers are established in their respective employment agreements. The Compensation Committee reviewed and approved the bonus provisions fixed in each such employment agreement at the time the parties entered into such agreements and any amendments thereof. Such bonus provisions generally provide for variable or discretionary bonuses designed to reward attainment of business goals.

Ms. Varela’s employment agreement entitles her to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2020, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business that we acquire after January 1, 2020 will be included in the calculation for the purpose of determining Ms. Varela’s annual bonus after one year of Company ownership. Under the February 25, 2021 amendment to Ms. Varela’s employment agreement, her performance-based bonus is capped at $450,000. Because there was no increase in our EBIT in 2020 over EBIT in 2019 due in large part to the impact of the COVID-19 pandemic, Ms. Varela did not receive a bonus for the 2020 Fiscal Year.

Mr. Sinha’s employment agreement entitles him to an annual performance-based bonus for each of the fiscal years ended December 31, 2020, 2021 and 2023 in an amount equal to 2% of the increase, if any, in our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each such year over our EBITDA for the immediately preceding year. For any business acquired after January 1, 2020, EBITDA from the acquired business is included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming we had owned the business. Under the February 25, 2021 amendment to Mr. Sinha’s employment agreement, his performance-based bonus is capped at $450,000 for 2021 and $200,000 for 2022. Because there was no increase in our EBITDA in 2020 over EBITDA in 2019 due in large part to the impact of the COVID-19 pandemic, Mr. Sinha did not receive a bonus for the 2020 Fiscal Year.

As provided in the 2006 Plan and the 2019 Plan, the maximum payment that may be made to an individual under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals is $10,000,000. The Compensation Committee may, in its sole discretion, elect to pay an individual an amount that is less than the individual’s target award regardless of the degree of attainment of the performance goals.

For the 2020 Fiscal Year, the Compensation Committee established a bonus pool for Named Executive Officers and our other key executives based on 6% of our net income achieved in the 2020 Fiscal Year. However, because we did not have net income for the 2020 Fiscal Year, no bonuses were awarded under that compensation plan.

Long-term Equity Incentives. Management and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the executive officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. Beginning in 2006, the Compensation Committee modified its prior practice of granting equity incentives solely in the form of stock options and included periodic awards of restricted stock in order to grant awards that contain both substantial incentive and retention characteristics. These awards are designed to provide emphasis on preserving stockholder value generated in recent years while providing significant incentives for continuing growth in stockholder value.

In the 2020 Fiscal Year, we made a grant of 108,040 restricted shares of Common Stock to Mr. Rosenfeld for performance in the fiscal year ended December 31, 2019. The restricted stock award made to Mr. Rosenfeld vests in five equal annual installments. Gallagher reviewed the individual grant values relative to market practice. These equity awards in the 2020 Fiscal Year were made under the 2019 Plan. No equity-based awards were made to the Named Executive Officers for performance in the 2020 Fiscal Year, because we did not have net income for the year as provided for in the bonus plan.

On March 15, 2021, we made a grant of 50,569 restricted shares of Common Stock Mr. Rosenfeld, a grant of 5,057 shares of restricted Common Stock to Mr. Mazouzi, and a grant of 10,114 shares of restricted Common Stock to Ms. Frieders. Each of those grants vest 20% per year over five years commencing on the first anniversary of the date of grant. We also made a grant of 26,350 restricted shares of Common Stock to Ms. Varela in connection with the amendment to her employment agreement and a grant of 29,155 shares of restricted Common Stock to Mr. Mazouzi on January 24, 2021 in connection with his new employment agreement. See “Employment Arrangements” below for a further discussion of the equity-based awards made to Ms. Varela and Mr. Mazouzi.

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The Committee intends to continue to review the equity mix to achieve the ideal incentive for both performance and retention. With respect to stock options, the 2019 Plan provides generally that the exercise price shall be the fair market value of our Common Stock at the time of grant, which is defined for purposes of the 2019 Plan to mean the closing price reported for the Common Stock on the applicable date (a) as reported on the principal national securities exchange on which it is then traded or (b) if not traded on any such national securities exchange, the last sale price quoted in the principal over-the-counter market on which the Common Stock is quoted.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites. These benefits and perquisites include annual matching contributions to executive officers’ 401(k) plan accounts, company-paid medical benefits, automobile allowances and leased automobiles, and life insurance coverage. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, our performance and the individual’s responsibilities and performance. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of our executive officer compensation program. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and, specifically, the column entitled “All Other Compensation” and the corresponding footnotes.

Pay Mix

We use the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executives a measure of security in the minimum expected level of compensation, while motivating the executives to focus on business metrics and other variables within their particular sector that will increase sales and margins and at the same time lower costs so as to produce a high level of short-term and long-term performance for us and long-term wealth creation for the executives, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the annual performance bonuses and our long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term stock performance.

For the Named Executive Officers, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

Pay levels for our executives are determined based on several factors, including the individual’s roles and responsibilities within our Company, the individual’s experience and expertise, the pay levels for peers within our Company, pay levels in the marketplace for similar positions, and performance of the individual and our Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using several sources. The primary data source used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of our Company, which is reviewed annually and may change from year to year. For the 2020 Fiscal Year, the Compensation Committee reviewed executive compensation and compensation design for the purpose of assessing bonus awards in early 2020 in the context of overall compensation and in relation to the following peer companies:

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Buckle, Inc.	G-III Apparel Group, Ltd.	RTW Retailwinds, Inc.
Caleres, Inc.	Genesco, Inc.	Oxford Industries, Inc.
Cato Corp.	Guess, Inc.	Shoe Carnival, Inc.
Crocs, Inc.	Lands’ End, Inc.	Skechers U.S.A. Inc.
Deckers Outdoor Corp.	Lululemon Athletica, Inc.	Wolverine World Wide, Inc.
Designer Brands, Inc.	Movado Group, Inc.	Zumiez, Inc.
Express, Inc.

The market capitalization and trailing twelve months revenue of our Company and each peer company follows:

Company	Market Cap*		TTM Revenue**
Steven Madden, Ltd.		$2.94		$1.20
Buckle, Inc.		$1.44		$0.90
Caleres, Inc.		$0.59		$2.25
Cato Corp.		$0.22		$0.61
Crocs, Inc.		$4.13		$1.39
Deckers Outdoor Corp.		$8.05		$2.36
Designer Brands, Inc.		$0.55		$2.45
Express, Inc.		$0.06		$1.21
G-III Apparel Group, Ltd.		$1.15		$2.28
Genesco, Inc.		$0.45		$1.83
Guess, Inc.		$1.44		$2.07
Lands’ End, Inc.		$0.70		$1.43
Lululemon Athletica, Inc.		$45.36		$4.07
Movado Group, Inc.		$0.39		$0.52
RTW Retailwinds, Inc.***	$	N/A	$	N/A
Oxford Industries, Inc.		$1.11		$0.83
Shoe Carnival, Inc.		$0.55		$0.96
Skechers U.S.A. Inc.		$5.63		$4.61
Wolverine World Wide, Inc.		$2.56		$1.79
Zumiez, Inc.		$0.94		$0.99

*	Market capitalization is as of December 31, 2020 and is stated in billions.
**	TTM is last four quarters of publicly reported revenue stated in billions.
***	RTW Retailwinds, Inc. filed for bankruptcy protection in July 2021 and is no longer a public reporting company, and as such its Market Cap and TTM Revenue are not publicly available.

Because only three peer companies disclose compensation for a Chief Merchandising Officer, seven additional companies were added with respect to the consideration of Ms. Frieders’s compensation: Big Lots Inc., Boot Barn Holdings, Burlington Stores Inc., Dollar General Inc., and aged date from two former public companies, Finish Line Inc. and Stage Stores Inc.

After consideration of the data collected on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officer’s target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each Named Executive Officer will be at the median of the competitive market.

As noted above, notwithstanding our overall pay positioning objectives, pay opportunities for specific individuals vary based on factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Committee Discretion

The Compensation Committee has complete discretion whether to make cash performance bonuses or equity-based incentive awards, with the exception of any such payouts that are to be made pursuant to contractual commitments, such as the bonuses that may be paid to Ms. Varela and Mr. Sinha. Factors to be considered in making such awards are described under “Annual Performance-Based Bonuses” and “Long-term Equity Incentives” above.

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Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following disclosure provides the relationship of the total annual compensation of our median-paid employee to the total annual compensation of our Chief Executive Officer, Mr. Rosenfeld. The table below sets forth the total annual compensation for Mr. Rosenfeld and our median-paid employee, who is a sales supervisor, and the ratio between the two. Our median-paid employee has changed from our 2019 fiscal year because there has been a change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure due to the reduction in force and furloughs necessitated by cost-savings measures taken to address the impact of COVID-19 on our business.

Median employee annual total compensation	$23,543
Mr. Rosenfeld annual total compensation	$2,872,859
Ratio of Chief Executive Officer to median employee compensation	122:1

We determined our median employee as of October 1, 2020, which date is within the last three months of the 2020 Fiscal Year, as permitted by the pay ratio rule under the Dodd-Frank Act. In determining our median employee, we applied the “de minimis” exemption under the rule, which allows the exemption of 5% or less of our total global workforce in jurisdictions outside of the U.S., which amounts to 142 employees based on our total global workforce of 2,833 employees. As such, we excluded all of our employees in each of Hong Kong (21 employees), the Netherlands (44 employees) and South Africa (56 employees), which in total amount to 121 employees or 4%. We did not exclude from consideration any employees who joined us during the 2020 Fiscal Year as the result of a business acquisition or combination. Employees on leave of absence were excluded and wages and salaries were annualized for those employees who were not employed for the entire 2020 Fiscal Year. To identify our median employee, we used payroll data consisting of salary, hourly wage, overtime wage, bonus, commissions, vesting of equity awards and any similar payroll items for all of our employees included in the calculation.

After we identified our median employee, we determined that employee’s annual total compensation for the 2020 Fiscal Year using the same method required for calculating our Chief Executive Officer’s (and other Named Executive Officers’) total annual compensation for purposes of the Summary Compensation Table. However, for simplicity, we excluded employer contributions to our 401(k) plan and medical benefits, because all employees, including our Chief Executive Officer, are offered the same benefits, and we use the Internal Revenue Service safe harbor provision for 401(k) discrimination testing.

We believe that the ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. It is based on the methodologies, assumptions and estimates described above and is not necessarily comparable to the ratios reported by other companies.

Risk Assessment

Bonus payments to executives are based either on the discretion of the Compensation Committee or are tied to growth in various indicators of financial performance, such as EBITDA and EBIT. We have established long-term incentives in the form of stock options and time-vested restricted stock that generally vest over four or five years. These programs have been in place for several years and have proved effective in rewarding performance while not encouraging inappropriate risk-taking.

The Compensation Committee undertook to review and evaluate all of our executive and company-wide compensation plans and programs to assess whether any aspect of these plans and programs would encourage inappropriate risk-taking by our executives and non-executive employees that could have a material adverse effect on us and to confirm that we have adequate risk management controls in place to ensure that executive and company-wide compensation is reasonable and achieves its intended incentive without creating unacceptable risk. Based on such review and evaluation, the Compensation Committee believes there is no material risk to us that is related to our compensation programs for executives and non-executives.

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This review and evaluation of the risks associated with our compensation plans and programs consisted of:

•	identifying those business risks that could be material to us and identifying our existing risk management system;
•	reviewing and analyzing our compensation plans and programs to identify plan and program features that could potentially encourage or introduce excessive or imprudent risk taking of a material nature;
•	identifying the business risks that our compensation plan and program features could potentially encourage or create;
•	balancing these business risks against our existing internal control systems designed to manage and mitigate these business risks; and
•	analyzing whether the unmitigated risks, as a whole, are reasonably likely to have a material adverse effect on us.

Various persons were consulted during the course of the assessment, including our executive officers and senior members of our human resources department. The Compensation Committee engages Gallagher to review our executive and company-wide compensation plans and programs and provide advice regarding appropriate levels of incentive.

The Compensation Committee noted several features of our compensation structure that mitigate risk, including, for example:

•	we use a pay mix that is well balanced between short-term financial performance and long-term stock performance, consisting of secure compensation in the form of base salary, short-term incentives in the form of potential for cash bonuses, and long-term incentives in the form of stock options and time-vested restricted stock that generally vest over four or five years;
•	in most instances, management or the Compensation Committee retains the discretion to decrease all forms of incentive compensation based on significant individual or Company performance shortfalls;
•	we periodically benchmark our compensation plans and programs and target executive and non-executive compensation within the normal limits of the competitive market; and
•	the Compensation Committee provides oversight of our compensation plans and programs and compensation philosophy, makes recommendations to the Board with respect to improvements to our compensation plans and programs, and is responsible for reviewing and approving executive compensation and administering and awarding incentive, deferred and equity compensation to our senior executives.

In light of the assessment described above, the Compensation Committee concluded that the risks associated with our compensation plans and programs (executive and company-wide) are not reasonably likely to have a material adverse effect on our Company.

Implications of Tax and Accounting Matters

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles that we employ. Although the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, those effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components.

As a result of changes to federal tax laws, which became effective in 2018, compensation paid to certain executive officers under arrangements entered into or materially modified after November 2, 2017 generally are not deductible to the extent that they result in compensation that exceeds $1 million in any one year for any such executive officer. Before 2018, a deduction was allowed for certain performance-based pay in excess of $1 million for executive officers who were subject to the limitation. Recognizing the importance of linking pay and performance, we intend to continue to include performance conditions on a portion of the compensation of our executive officers.

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As more fully described below under the heading “Termination, Change-in-Control and Non-Competition/Non-Solicitation,” with the exception of Ms. Frieders, all of our Named Executive Officers are entitled to receive certain compensation in the event of a termination of employment in connection with a change-in-control event for our Company, which payments may trigger the application of the “golden parachute” provisions of Sections 280G and 4999 of the Code. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change-in-control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess parachute payment. Excess parachute payments are golden parachute payments that exceed an amount determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements of our Named Executive Officers, our Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of Sections 280G and 4999, which, under certain circumstances, may limit the deductibility of executive compensation. However, our Compensation Committee may determine, in its judgment, to authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Conclusion

The level and mix of compensation that the Compensation Committee finally decides upon as to each executive is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages for the Named Executive Officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Interlocks and Insider Participation

During the 2020 Fiscal Year, the following directors served on the Compensation Committee: Peter Migliorini (Chairman), Thomas H. Schwartz, Rose Peabody Lynch and Robert Smith. During the 2020 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of our Company or any of our subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Executive Officers

The following table identifies the executive officers of the Company, and their ages and positions:

Name	Age	Position
Edward R. Rosenfeld	45	Chairman of the Board and Chief Executive Officer
Amelia Newton Varela	49	President
Zine Mazouzi	49	Chief Financial Officer
Awadhesh Sinha	75	Chief Operating Officer
Karla Frieders	44	Chief Merchandising Officer
Lisa Keith	36	Vice President, General Counsel and Secretary

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Zine Mazouzi has been our Chief Financial Officer since January 1, 2021, and previously served as our Chief Accounting Officer and Senior Vice President—Finance and Operations from January 2019 until his appointment as our Chief Financial Officer. Prior to joining our Company, he held various senior positions at Sears Holdings as the Chief Financial Officer of Sears Footwear Group from 2016 to 2017, Head of the Footwear Group from 2017 to 2018 and Head of the Footwear, Home and Jewelry Groups in 2018. Prior to that, he worked at Nine West Group from 1998 to 2015, where he held a number of increasingly senior positions, including Chief Financial Officer from 2014 to 2015. Mr. Mazouzi received his Bachelor’s Degree in Finance and a Master of Business Administration from Iona College.

Awadhesh Sinha has been our Chief Operating Officer since July 2005. Mr. Sinha was a director of our Company from October 2002 to July 2005, before joining us as our Chief Operating Officer. Mr. Sinha was the Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures and markets branded and non-branded children’s clothing, from 2003 to July 2005. Prior to that, Mr. Sinha worked for Salant Corporation, a company that designs, manufactures and markets men’s clothing, for 22 years, and held the position of Chief Operating Officer and Chief Financial Officer of Salant Corporation from 1998 to 2003.

Karla Frieders has been our Chief Merchandising Officer since September 2015. Previously, Ms. Frieders served as President of Retail from January 2013 and Vice President of Retail from October 2009 until January 2013. Prior to these roles, Ms. Frieders held various buying positions at our Company from 1999.

Lisa Keith has been our General Counsel since November 2019. Mrs. Keith joined Steve Madden’s Legal Department in May 2017 and previously served as Vice President and Deputy General Counsel. Prior to joining the Company, Mrs. Keith was a senior associate at Davis Wright Tremaine LLP, where she represented clients in the fashion, technology and luxury goods industries. Mrs. Keith began her legal career at Gibson, Dunn & Crutcher LLP, where she practiced in the litigation department. She earned her J.D. from New York University School of Law and her B.A., summa cum laude, from Brandeis University, where she was Phi Beta Kappa.

Please see the section of this Proxy Statement captioned “Proposal One: Election of Directors” for biographical summaries and other information concerning our Chairman of the Board and Chief Executive Officer, Edward R. Rosenfeld, and our President, Amelia Newton Varela, as well as our other director nominees.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation information for our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer relating to the fiscal years ended December 31, 2020, 2019 and 2018, respectively. In this Proxy Statement, we refer to this group of people as our “Named Executive Officers.”

In accordance with applicable SEC rules, the Summary Compensation Table includes, for a particular fiscal year, only those stock awards made during that fiscal year and not any awards made after year-end even if awarded for services rendered in that year. SEC rules require that such awards be reflected in the year of grant and, as such, awards made after the end of the 2020 Fiscal Year will appear in the Summary Compensation Table to be included in our proxy statement for our 2022 Annual Meeting of Stockholders.

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Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)
Edward R. Rosenfeld	2020	494,853	(2)	—	2,360,456	—	—		17,550	(3)	2, 872,859
Chief Executive Officer	2019	943,961		—	5,864,811	—	500,000		26,400	(4)	7,335,172
	2018	899,038		—	5,664,780	—	500,000		26,250	(5)	7,090,068

Amelia Newton Varela	2020	628,115	(6)	—	1,163,970	—	—		23,550	(7)	1,815,635
President	2019	669,538		—	—	—	182,006	(8)	23,400	(9)	874,944
	2018	649,615		—	—	—	263,302	(10)	23,250	(11)	936,167

Arvind Dharia(12)	2020	576,130	(13)	—	—	—	—		91,841	(14)	667,971
Chief Financial Officer	2019	611,321		—	—	—	200,000		106,691	(15)	918,012
	2018	582,455		—	602,438	—	220,000		106,565	(16)	1,511,458

Awadhesh Sinha	2020	668,762	(17)	—	499,990	—	—		23,268	(18)	1,192,020
Chief Operating Officer	2019	724,220		—	—	—	200,000	(19)	24,101	(20)	948,321
	2018	701,596		—	75,214	—	274,600	(21)	23,708	(22)	1,100,518

Karla Frieders	2020	530,092	(23)	—	750,158	—	—		8,550	(24)	1,288,800
Chief Merchandising Officer	2019	583,875		—	496,953	—	100,000		8,400	(25)	1,189,228
	2018	563,000		—	502,843	—	100,000		8,250	(26)	1,174,093

(1)	The amounts in this column reflect the total grant date fair value of awards granted during the applicable year for the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018, respectively, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note J to our audited financial statements for the fiscal years ended December 31, 2020 and December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, and March 2, 2019, respectively, and in Note H to our audited financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2019.
(2)	Mr. Rosenfeld agreed to waive payment of his base salary from April 1, 2020, through September 30, 2020.
(3)	Consists of a $9,000 automobile allowance and $8,550 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account. Mr. Rosenfeld agreed to waive payment of his automobile allowance from April 1, 2020, through September 30, 2020.
(4)	Consists of an $18,000 automobile allowance and $8,400 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(5)	Consists of an $18,000 automobile allowance and $8,250 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(6)	Ms. Varela agreed to waive payment of 30% of her base salary from April 1, 2020, through August 31, 2020.
(7)	Consists of a $15,000 automobile allowance and $8,550 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(8)	Consists of a non-equity incentive payment of $182,006 made pursuant to a bonus formula in Ms. Varela’s employment agreement. See “Employment Arrangements.”
(9)	Consists of a $15,000 automobile allowance and $8,400 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(10)	Consists of a non-equity incentive payment of $263,302 made pursuant to a bonus formula in Ms. Varela’s employment agreement. See “Employment Arrangements.”
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(11)	Consists of a $15,000 automobile allowance and $8,250 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(12)	Mr. Dharia retired as Chief Financial Officer effective December 31, 2020.
(13)	Mr. Dharia agreed to waive payment of 30% of his base salary from April 1, 2020, through August 31, 2020.
(14)	Consists of a $14,645 automobile allowance, $68,646 life insurance premiums and $8,550 in annual match contributions to Mr. Dharia’s 401(k) plan account.
(15)	Consists of a $14,645 automobile allowance, $83,646 life insurance premiums and $8,400 in annual match contributions to Mr. Dharia’s 401(k) plan account.
(16)	Consists of a $14,348 automobile allowance, $86,967 life insurance premiums and $8,250 in annual match contributions to Mr. Dharia’s 401(k) plan account.
(17)	Mr. Sinha agreed to waive payment of 30% of his base salary from April 1, 2020, through August 31, 2020.
(18)	Consists of a $15,718 automobile allowance and $8,550 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(19)	Consists of a non-equity incentive payment of $135,895 made pursuant to a bonus formula in Mr. Sinha’s employment agreement and an additional non-equity incentive payment of $64,105. See “Employment Arrangements.”
(20)	Consists of a $15,701 automobile allowance and $8,400 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(21)	Includes a non-equity incentive payment of $274,600 made pursuant to a bonus formula in Mr. Sinha’s employment agreement. See “Employment Arrangements.”
(22)	Consists of a $15,458 automobile allowance and $8,250 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(23)	Ms. Frieders agreed to waive payment of 30% of her base salary from April 1, 2020, through August 31, 2020.
(24)	Consists of $8,550 in annual matching contributions to Ms. Frieders’ 401(k) plan account.
(25)	Consists of $8,400 in annual matching contributions to Ms. Frieders’ 401(k) plan account.
(26)	Consists of $8,250 in annual matching contributions to Ms. Frieders’ 401(k) plan account.

Employment Arrangements

Edward R. Rosenfeld. On December 31, 2018, we entered into a new employment agreement (the “Rosenfeld 2018 Agreement”) with Mr. Rosenfeld to replace our employment agreement, which expired on December 31, 2018. Pursuant to the Rosenfeld 2018 Agreement, Mr. Rosenfeld continues to serve as our Chief Executive Officer and executive Chairman of the Board of Directors through December 31, 2021, unless sooner terminated in accordance with the terms of the agreement. The Rosenfeld 2018 Agreement provides for an annual base salary of $945,000, $992,250 and $1,041,863 for fiscal years 2019, 2020 and 2021, respectively, and a monthly automobile allowance of $1,500. Due to the impact of the COVID-19 pandemic on our business, Mr. Rosenfeld agreed to waive payment of his entire base salary from April 1 through September 30, 2020. Pursuant to the Rosenfeld 2018 Agreement, on December 31, 2018, Mr. Rosenfeld was granted 87,500 shares of Common Stock, subject to certain restrictions. Those restricted shares of Common Stock, which were issued under the 2006 Plan, vest in five equal annual installments of 17,500 shares that commenced on December 1, 2019. In addition, Mr. Rosenfeld received the following awards under the Rosenfeld 2018 Agreement: (i) on February 1, 2019, Mr. Rosenfeld received an award of 87,500 shares of our Common Stock under the 2006 Plan, subject to certain restrictions, which vest in five equal annual installments of 17,500 shares commencing on February 1, 2020; and (ii) on March 16, 2020, Mr. Rosenfeld received an award of 108,030 shares of our Common Stock under the 2019 Plan, subject to certain restrictions, which vest in five equal annual installments of 21,606 shares commencing on March 1, 2021. The Rosenfeld 2018 Agreement provides that Mr. Rosenfeld will receive additional compensation and bonuses, if any, at the absolute discretion of the Board of Directors.

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In the event of his death, the Rosenfeld 2018 Agreement provides for the payment to Mr. Rosenfeld’s estate of his base salary for the 12-month period immediately after the date of his death. The agreement also provides that if Mr. Rosenfeld’s employment is terminated due to his “total disability” (as defined in the Rosenfeld 2018 Agreement), Mr. Rosenfeld will receive payment of his base salary for the 12-month period immediately after the date on which he is determined to be totally disabled. The Rosenfeld 2018 Agreement allows us to terminate his employment for “cause” (as defined therein) or without cause. If we terminate Mr. Rosenfeld’s employment for cause, we will have no further obligations to Mr. Rosenfeld, and Mr. Rosenfeld will be entitled to no further compensation from us, except for pro-rata amounts due to him on the date of his termination. If we terminate Mr. Rosenfeld’s employment without cause or if Mr. Rosenfeld resigns for “good reason” (as defined in the Rosenfeld 2018 Agreement), Mr. Rosenfeld will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of the remainder of the term of the agreement or six months.

In addition, if we terminate Mr. Rosenfeld’s employment without cause or if he resigns for good reason during the period commencing 90 days prior to a “change of control” (as defined in the Rosenfeld 2018 Agreement) and ending 180 days following a change of control, Mr. Rosenfeld will receive an amount equal to two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination or resignation of plus (ii) the average cash bonus he received for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Rosenfeld will be paid either (i) the Change of Control Payment (which will be subject to all applicable taxes to be paid by him including the excise tax payable pursuant to Section 4999 and which will be limited as to deductibility to our Company) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to the executive without the imposition of an excise tax under Section 4999 and which shall be fully deductible to the Company, whichever payment yields the greater after-tax benefit to him.

Amelia Newton Varela. On December 30, 2016, we entered into an employment agreement with Ms. Varela (the “Varela 2016 Agreement”), which replaced her prior, expiring employment agreement. Pursuant to the Varela 2016 Agreement, Ms. Varela continued to serve our President for a term of three years through December 31, 2019. The Varela 2016 Agreement provided for an annual base salary of $630,000, $650,000 and $670,000 for the years 2017, 2018 and 2019, respectively, and a monthly automobile allowance of $1,250 in each year of the term. In addition, pursuant to the Varela 2016 Agreement, on January 3, 2017, Ms. Varela was granted an option to purchase 150,000 shares of our Common Stock under the 2006 Plan, at an exercise price of $23.83 per share, which option vests in four equal annual installments of 37,500 shares on each anniversary of the date of grant, which commenced on January 3, 2018.

The Varela 2016 Agreement entitled Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2017, 2018 and 2019 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business that we acquired after December 30, 2016 was not included in the calculation for the purpose of determining Ms. Varela’s annual bonus. Ms. Varela received a cash bonus of $182,006 for 2019 EBIT performance, $263,302 for 2018 EBIT performance, and $338,669 for 2017 EBIT performance.

On December 27, 2019, we entered into a new employment agreement (the “Varela 2019 Agreement”) with Ms. Varela, pursuant to which she will continue to serve as our President through December 31, 2022, unless sooner terminated in accordance with the terms of the agreement. The Varela 2019 Agreement replaced her previous employment agreement, which expired on December 31, 2019. The Varela 2019 Agreement provides for an annual base salary of $700,000, $725,000, and $750,000 for fiscal years 2020, 2021, and 2022 and an annual automobile allowance of $15,000 in each year of the term. Due to the impact of the COVID-19 pandemic on our business, Ms. Varela agreed to a 30% reduction in her base salary from April 1 through July 31, 2020. In addition, on January 2, 2020, pursuant to the Varela 2019 Agreement, Ms. Varela was granted 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021.

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The Varela 2019 Agreement entitles Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2020, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business that we acquire after January 1, 2020 will be included in the calculation for the purpose of determining Ms. Varela’s annual bonus after one year of Company ownership.

If the Varela 2019 Agreement is terminated due to Ms. Varela’s “disability” (as defined in the agreement) or death, we are obligated to pay Ms. Varela (or her estate) the amount of accrued and unpaid salary through the date of termination plus any performance-based cash bonus that has accrued for the year prior to termination and is unpaid at the time Ms. Varela’s employment is terminated. We may terminate the agreement for “cause” (as defined in the Varela 2019 Agreement), in which case she will be entitled only to accrued and unpaid salary through the date of termination of employment. If we terminate Ms. Varela’s employment without cause, she would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Ms. Varela’s employment without cause during the period commencing 30 days prior to a “change of control” (as defined in the Varela 2019 Agreement) transaction and ending 180 days following a change of control transaction, she is entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which she was entitled as of the date of termination plus (ii) the average cash bonus received by her for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to us under Section 280G of the Code.

On February 25, 2021, we entered into Amendment No. 1 to Employment Agreement with Ms. Varela (the “Varela Amendment”), which amended the Varela 2019 Agreement. The Varela Amendment amended the Varela 2019 Agreement by setting a cap of $450,000 on bonuses payable to Ms. Varela based on our financial performance in 2021 and 2022. In addition, the Varela Amendment provided that on March 1, 2021, we will grant Ms. Varela the number of restricted shares of our Common Stock determined by dividing $1 million by the closing price of our Common Stock on March 1, 2021. The shares of restricted Common Stock will vest 25% per year commencing on March 1, 2022. As provided in the Varela Amendment, we issued 26,350 restricted shares of Common Stock to Ms. Varela on March 1, 2021. All of the other terms and provisions of the Varela 2019 Agreement remain in full force and effect.

Arvind Dharia. In January 1998, we entered into an employment agreement with Arvind Dharia, which has been amended from time to time, most recently on April 20, 2018 (the “Dharia Agreement”). Pursuant to the Dharia Agreement, Mr. Dharia continued to serve as our Chief Financial Officer for a term extending through December 31, 2020. Mr. Dharia retired as our Chief Financial Officer upon expiration of the Dharia Agreement. Pursuant to the Dharia Agreement, as amended, Mr. Dharia received an annual base salary of $582,455 for the period commencing January 1, 2015 and ending December 31, 2018 and $611,578 for 2019 and $642,157 for 2020. Due to the impact of the COVID-19 pandemic on our business, Mr. Dharia agreed to a 30% reduction in his base salary from April 1 through July 31, 2020. The Dharia Agreement also provided for a monthly car allowance of $1,600 through the term and payment of life insurance premiums on Mr. Dharia’s behalf of approximately $80,000 per year. Pursuant to the Dharia Agreement, on May 1, 2018, Mr. Dharia was granted 18,750 shares of Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued to Mr. Dharia under the 2006 Plan, vest in three equal annual installments, which vesting commenced on December 15, 2018. Under the Dharia Agreement, Mr. Dharia is entitled to awards under such plan as may be determined by the Board of Directors, or a committee thereof, from time to time in its absolute discretion. The Dharia Agreement provides that he will receive an annual bonus in such amount, if any, and at such time or times, as the Board of Directors may determine in its absolute discretion. Due to the expiration of the Dharia Agreement and Mr. Dharia’s subsequent retirement, the terms of the Dharia Agreement relating to payments upon his death, total disability, termination of employment and a change of control of our Company are no longer applicable.

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Zine Mazouzi. On December 8, 2020, we entered into an employment agreement with Zine Mazouzi (the “Mazouzi Employment Agreement”), pursuant to which Mr. Mazouzi will serve as our Chief Financial Officer. The term of the Mazouzi Employment Agreement commenced on January 1, 2021, and will continue for a term of three years through December 31, 2023, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Mazouzi Employment Agreement, Mr. Mazouzi will receive an annual base salary during the term of $550,000 for the calendar year 2021, $575,000 for the calendar year 2022, and $600,000 for the calendar year 2023 and an automobile allowance of $1,250 per month in each year of the term. In addition, on January 4, 2021, pursuant to the Mazouzi Employment Agreement, Mr. Mazouzi was granted 29,155 shares of restricted Common Stock vesting 20% per year for five years commencing on the first anniversary of the grant date.

In addition, the terms of the Mazouzi Employment Agreement entitle Mr. Mazouzi to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021, 2022 and 2023 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

For actual diluted EPS amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable shall be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the Mazouzi Employment Agreement, we may terminate Mr. Mazouzi’s employment “for cause” (as defined in the Mazouzi Employment Agreement), in which event Mr. Mazouzi would be entitled to receive only his accrued and unpaid base salary through the date of termination. If we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the Mazouzi Employment Agreement “for good reason” (as defined in the Mazouzi Employment Agreement), Mr. Mazouzi would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the Mazouzi Employment Agreement for good reason during the period commencing 30 days prior to a “Change of Control” (as defined in the Mazouzi Employment Agreement) and ending 180 days following a Change of Control, he will be entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended.

Awadhesh Sinha. On December 30, 2016, we entered into an employment agreement (the “Sinha 2016 Agreement”) with Mr. Sinha to replace his prior, expiring employment agreement. Pursuant to the Sinha 2016 Agreement, Mr. Sinha continued to serve as our Chief Operating Officer through December 31, 2019. The Sinha 2016 Agreement provided for an annual base salary of $681,000, $702,000 and $723,000 for the years 2017, 2018 and 2019, respectively, and entitled Mr. Sinha to a monthly automobile allowance of $1,850 and the payment of term life insurance premiums on Mr. Sinha’s behalf in the amount of approximately $3,500 per year. On January 3, 2017, pursuant to the Sinha 2016 Agreement, Mr. Sinha was granted 42,253 shares of Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued under the 2006 Plan, vested in three substantially equal annual installments, which vesting commenced on December 15, 2017.

The Sinha 2016 Agreement entitled Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2017, 2018 and 2019 in an amount equal to 2% of the increase, if any, in our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each such year over our EBITDA for the immediately preceding year. For any business acquired after December 30, 2016, EBITDA from the acquired business was included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming that we had owned the business. The maximum annual bonus was $600,000, the first $300,000 of which was be payable in cash and for any amount of the annual bonus in excess of $300,000 by a grant of restricted shares of Common Stock, which vested in three equal annual installments commencing on the first anniversary of the grant date. Mr. Sinha received (i) a cash bonus of $300,000 and a grant of 2,493 restricted shares of Common Stock for 2017 EBITDA performance; (ii) a cash bonus of $274,600 for 2018 EBITDA performance; and (iii) a cash bonus of $135,895 for 2019 EBITDA performance plus an additional discretionary cash bonus of $64,105. We are entitled to claw back bonuses and other incentive-based compensation paid to Mr. Sinha if we determine that such compensation was based upon materially inaccurate financial statements.

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On December 27, 2019, we entered into a new employment agreement (the “Sinha 2019 Agreement”) with Mr. Sinha, pursuant to which he will continue to serve as our Chief Operating Officer through December 31, 2021, unless sooner terminated in accordance with the terms of the agreement. The Sinha 2019 Agreement replaces his previous employment agreement, which expired on December 31, 2019. Under the Sinha 2019 Employment Agreement, Mr. Sinha will receive an annual base salary of $745,000 and $767,000 for fiscal years 2020 and 2021, respectively, and an annual automobile allowance of $22,500 in each year of the term. Due to the impact of the COVID-19 pandemic on our business, Mr. Sinha agreed to a 30% reduction in his base salary from April 1 through July 31, 2020. We will also pay term life insurance premiums on his behalf in the amount of approximately $11,000 per year less deductions required to be withheld by applicable laws and regulations. In accordance with the terms of the Sinha 2019 Agreement, on January 2, 2020, we granted Mr. Sinha 11,598 restricted shares of Common Stock, which vest in two equal installments on December 15, 2020 and December 15, 2021.

The Sinha 2019 Agreement entitles Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2020 and 2021 in an amount equal to 2% of the increase, if any, in our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each such year over our EBITDA for the immediately preceding year. For any business acquired after January 1, 2020, EBITDA from the acquired business is included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming we had owned the business. We are entitled to claw back bonuses and other incentive-based compensation paid to Mr. Sinha if we determine that such compensation was based upon materially inaccurate financial statements.

In the event of Mr. Sinha’s death, the Sinha 2019 Agreement provides for the payment to his estate of his base salary for the 12-month period immediately after the date of Mr. Sinha’s death. In addition, in the event of Mr. Sinha’s “total disability” (as such term is defined in the Sinha 2019 Agreement), we will be obligated to continue to pay his base salary for the 12-month period immediately after the date of determination of such total disability. If we terminate Mr. Sinha’s employment “for cause” (as such term is defined in the Sinha 2019 Agreement), or Mr. Sinha resigns without “good reason” (as such term is defined in the Sinha 2019 Agreement), we will be obligated to pay Mr. Sinha the amount of compensation that is accrued and unpaid through the date of termination. If we terminate Mr. Sinha’s employment without cause or he resigns for good reason, he will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of (i) the remainder of the term or (ii) six months.

If there is a “change of control” transaction and we have terminated his employment other than “for cause” or if he resigns “for good reason,” Mr. Sinha will receive an amount equal to two and one half times the sum of (i) the annual base salary to which he was entitled as of the date of termination or resignation of employment plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, we will pay Mr. Sinha either (i) the Change of Control Payment (which shall be subject to all applicable taxes to be paid by him, including the excise tax payable pursuant to Section 4999, and which shall be limited as to deductibility to us) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to him without the imposition of an excise tax under Section 4999 and which shall be fully deductible to us, whichever payment yields the greater after-tax benefit to Mr. Sinha.

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On February 25, 2021, we entered into Amendment No. 1 to Employment Agreement with Mr. Sinha (the “Sinha Amendment”), which amended the Sinha 2019 Agreement. The Sinha Amendment extended the term of Mr. Sinha’s employment with us through December 31, 2023. Under the Sinha Amendment, Mr. Sinha will be required to devote not more than four days per week to his duties as Chief Operating Officer beginning on January 1, 2022, and on January 1, 2023, he will become a Senior Advisor to the Company and will be required to devote not more than two days per week to such executive-level duties as are reasonably assigned to him by our Chief Executive Officer. The Sinha Amendment (i) provides that Mr. Sinha’s base compensation will be $500,000 for calendar year 2022 and $300,000 for calendar year 2023, (ii) his bonus based on our financial performance in 2021 will be capped at $450,000, (iii) his bonus based on our financial performance in 2022 will be capped at $200,000, and (iv) he will not be entitled to a performance bonus for 2023. All of the other terms and provisions of the Sinha Original Agreement remain in full force and effect.

Karla Frieders. On April 11, 2017, we entered into a new employment agreement (the “Frieders 2017 Agreement”) with Ms. Frieders, which replaced the prior employment agreement, which had expired on February 29, 2017. Pursuant to the Frieders 2017 Agreement, Ms. Frieders continued to serve as our Chief Merchandising Officer through April 30, 2020. The Frieders 2017 Agreement provided Ms. Frieders an annual base salary of $550,000 from April 11, 2017 through April 30, 2018, $570,000 from May 1, 2018 through April 30, 2019, and $590,000 from May 1, 2019 through April 30, 2020. The Frieders 2017 Agreement also entitled Ms. Frieders to an annual performance bonus for each of the fiscal years ending December 31, 2017, 2018 and 2019 in an amount to be determined by us in our absolute discretion and paid to her on or about March 15 with respect to the prior year. On April 11, 2017, under the Frieders 2017 Agreement, Ms. Frieders was granted 30,000 shares of Common Stock, subject to certain restrictions. These restricted shares of Common Stock, which were issued under the 2006 Plan, vest in five equal annual installments, commencing on April 1, 2018.

On May 11, 2020, we entered into a new employment agreement with Ms. Frieders (the “Frieders 2020 Agreement”) pursuant to which Ms. Frieders will continue to serve as our Chief Merchandising Officer. The Frieders 2020 Agreement is effective as of May 1, 2020. The Frieders 2020 Agreement replaces the Frieders 2017 Agreement, which expired by its terms on April 30, 2020.

The term of the Frieders 2020 Agreement commenced on May 1, 2020 and will continue for a term of three years through April 30, 2023, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Frieders 2020 Agreement, Ms. Frieders will receive an annual base salary during the term of $590,000. Due to the impact of the COVID-19 pandemic on our business, Ms. Frieders agreed to a 30% reduction in her base salary from April 1 through July 31, 2020. In addition, the Frieders 2020 Agreement entitles Ms. Frieders to an annual performance-based bonus for each of the fiscal years ending December 31, 2020, 2021 and 2022 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned. In addition, on May 11, 2020, pursuant to the Frieders 2020 Agreement, Ms. Frieders was awarded 32,758 restricted shares of our Common Stock, which will vest in five equal annual installments commencing on May 1, 2021.

If we terminate Ms. Frieders’ employment due to her “disability” (as defined in the Frieder’s Agreement) or her death, we are obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We may terminate Ms. Frieders’s employment for “cause” (as defined in the Frieders 2020 Agreement), in which event Ms. Frieders would be entitled to receive only her accrued and unpaid salary through the date of termination. The Frieders 2020 Agreement provides that if we terminate Ms. Frieders’s employment without cause, Ms. Frieders would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term.

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GRANTS OF PLAN-BASED AWARDS IN THE 2020 FISCAL YEAR

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2020 Fiscal Year.

		All Other	All Other
		Stock	Option
		Awards:	Awards:		Grant Date
		Number of	Number of	Exercise or	Fair Value
		Shares of	Securities	Base Price	of Stock
		Stock or	Underlying	of Option	and Option
		Units	Options	Awards	Awards
Name	Grant Date	(#)	(#)	($/Sh)	($)

Edward R. Rosenfeld	03/16/20	108,030	—	—	2,360,456

Amelia Newton Varela	01/02/20	27,000	—	—	1,163,970

Arvind Dharia	n/a	—	—	—	—

Awadhesh Sinha	01/02/20	11,598	—	—	499,990

Karla Frieders	05/11/20	32,758	—	—	750,158

Plan-Based Awards

2006 Stock Incentive Plan

As of March 10, 2006, our Board of Directors adopted the Steven Madden, Ltd. 2006 Stock Incentive Plan (the “2006 Plan”) and on May 26, 2006, our stockholders approved the adoption of the 2006 Plan. The 2006 Plan was amended in 2007 and 2008. On April 6, 2009, our Board of Directors adopted an Amended and Restated 2006 Stock Incentive Plan, and on May 22, 2009, our stockholders approved the Amended and Restated 2006 Stock Incentive Plan. On April 5, 2012, our Board of Directors approved an amendment of the Amended and Restated 2006 Stock Incentive Plan primarily to increase the number of shares of Common Stock available for issuance thereunder, subject to stockholder approval of such amendment. The amendment to the Amended and Restated 2006 Stock Incentive Plan was approved by our stockholders at the 2012 Annual Meeting of Stockholders on May 25, 2012. Our stockholders re-approved the material terms of the performance goals contained in the 2006 Plan pursuant to the requirements of Section 162(m) of the Code as then in effect at the 2016 Annual Meeting of Stockholders on May 27, 2016.

Our Amended and Restated 2006 Stock Incentive Plan is referred to as the “2006 Plan” throughout this Proxy Statement. The purpose of the 2006 Plan was to enhance the profitability and value of our Company for the benefit of our stockholders by enabling us to offer eligible employees, consultants and non-employee directors cash and stock-based incentives in our Company to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for success by encouraging stock ownership in our Company. The 2006 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders.

The maximum number of shares of Common Stock available for issuance under the 2006 Plan was 35,199,000 shares. As of March 20, 2021, there were outstanding 3,012,406 unvested shares of restricted stock and options to purchase 281,496 shares of Common Stock; options had been exercised, or restricted stock had vested, with respect to 31,223,797 shares of Common Stock; and 1,343 shares of Common Stock remained available for grant under the 2006 Plan when it expired on April 6, 2019.

2019 Incentive Compensation Plan

On February 25, 2019, upon recommendation of the Compensation Committee, the Board unanimously approved the adoption of the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”), and on May 24, 2019, our stockholders approved the adoption of the 2019 Plan. The 2019 Plan is the successor to the 2006 Plan, the term of which expired on April 6, 2019.

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Our 2019 Incentive Compensation Plan is referred to as the “2019 Plan” throughout this Proxy Statement. The purpose of the 2019 Plan is to enhance our profitability and value for the benefit of our stockholders by enabling us to offer eligible employees, consultants and non-employee directors cash and stock-based incentives to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for our success by encouraging stock ownership in our Company. The 2019 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders.

The maximum number of shares of Common Stock available for issuance under the 2019 Plan is 11,000,000 shares. As of March 20, 2021, there were outstanding 593,585 unvested shares of restricted stock and unvested options to purchase 175,467 shares of Common Stock; 527,750 options and 88,235 shares of restricted stock had vested as of March 20, 2021; and 8,877,844 shares of Common Stock remained available for grant under the 2019 Plan.

OUTSTANDING EQUITY AWARDS AT END OF THE 2020 FISCAL YEAR

The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2020 Fiscal Year. All awards that occurred prior to the three-for-two split of our Common Stock effectuated as a stock dividend on or about October 1, 2013 and the three-for-two split of our Common Stock effectuated as a stock dividend on or about October 11, 2018 have been adjusted to account for each such stock split, as applicable.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward R. Rosenfeld	—	—		—	—	—	418,475	(1)	14,780,537	—	—

Amelia Newton Varela	—	37,500	(2)	—	23.83	01/03/2024	39,113	(3)	1,381,471	—	—

Arvind Dharia	—	—		—	—	—	—		—	—	—

Awadhesh Sinha	—	—		—	—	—	5,799	(4)	204,821	—	—

Karla Frieders	—	—		—	—	—	68,621	(5)	2,423,694	—	—

(1)	On February 5, 2016, Mr. Rosenfeld was awarded 112,500 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on March 5, 2017. On March 15, 2016, Mr. Rosenfeld was awarded 41,344 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2017. On March 15, 2017, Mr. Rosenfeld was awarded 59,841 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2018. On March 15, 2018, Mr. Rosenfeld was awarded 100,000 shares of restricted Common Stock, which shares vest in five equal installments commencing on March 5, 2019. On December 31, 2018, Mr. Rosenfeld was awarded 87,500 shares of restricted Common Stock, which shares vest in five equal installments commencing on December 1, 2019. On February 1, 2019, Mr. Rosenfeld was awarded 87,500 shares of restricted Common stock, which vest in five equal annual installments commencing on commenced on February 1, 2020. On March 15, 2019, Mr. Rosenfeld was awarded 91,547 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2020. On March 16, 2020, Mr. Rosenfeld was awarded 108,030 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2021. The above-referenced grant of restricted shares on March 15, 2016 was forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Mr. Rosenfeld and us because the grants, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grants were made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grant of restricted shares was re-granted to Mr. Rosenfeld on August 12, 2016.
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(2)	On January 3, 2017, Ms. Varela was granted an option to purchase 150,000 shares of our Common Stock under the 2006 Plan, which option vests in four equal annual installments commencing on the first anniversary of the date of grant.
(3)	On March 15, 2016, Ms. Varela was awarded 20,673 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2017. On March 15, 2017, Ms. Varela was awarded 19,947 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2018. On January 2, 2020, Ms. Varela was awarded 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021. The above-referenced grant of restricted shares on March 15, 2016 was forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Ms. Varela and us, because the grants, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grants were made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grant of restricted shares was re-granted to Ms. Varela on August 12, 2016.
(4)	On January 2, 2020, Mr. Sinha was awarded 11,598 restricted shares of Common Stock, which vest in two equal installments on December 15, 2020 and December 15, 2021.
(5)	On March 15, 2016, Ms. Frieders was awarded 8,269 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on the first anniversary of the date awarded. On April 11, 2017, Ms. Frieders was awarded 30,000 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on April 1, 2018. On March 15, 2018, Ms. Frieders was awarded 16,666 shares of restricted Common Stock, which shares vest in five equal installments commencing on March 5, 2019. On May 11, 2020, Ms. Frieders was awarded 32,758 restricted shares of our Common Stock, which will vest in five equal annual installments commencing on May 1, 2021. The grant of restricted shares on March 15, 2016 was forfeited and rescinded pursuant to a Forfeiture and Rescission of Awards Agreement between Ms. Frieders and us, because the grant, while intended as qualified performance-based compensation under Section 162(m) of the Code, did not qualify as qualified performance-based compensation under Section 162(m) of the Code on the grant date because the performance goals in the 2006 Plan under which the grant was made had not yet been re-approved by our stockholders, as periodically required by the 2006 Plan and Section 162(m) of the Code as then in effect. Our stockholders re-approved the performance goals contained in the 2006 Plan at the 2016 Annual Meeting of Stockholders and the forfeited and rescinded grant of restricted shares was re-granted to Ms. Frieders on August 12, 2016.

OPTION EXERCISES AND STOCK VESTED IN THE 2020 FISCAL YEAR

The following table sets forth information concerning stock options exercised and restricted stock vested during the 2020 Fiscal Year for each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option. The value realized from the vesting of restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares vesting.

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	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward R. Rosenfeld	—	—	146,145	4,838,622

Amelia Newton Varela	—	—	12,724	417,220

Arvind Dharia	—	—	10,750	381,145

Awadhesh Sinha	—	—	6,630	220,249

Karla Frieders	—	—	20,267	606,360

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2020 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	2,674,000	26.80	8,873,044

Equity compensation plans not approved by security holders	—	—	—

Total	2,674,000	26.80	8,873,044

Termination, Change-in-Control and Non-Competition/Non-Solicitation

The employment agreements for Ms. Varela and Messrs. Rosenfeld, Dharia and Sinha provide for a severance payment upon a termination of employment in connection with a change-in-control of our Company. The employment agreements of Messrs. Rosenfeld, Dharia and Sinha also provide for a severance payment if the executive terminates his employment for good reason in connection with a change-in-control. The change-in-control severance payments may result in the application of the “golden parachute” provisions of Section 280G of the Code, and to the extent Section 280G applies, we may not be permitted to deduct from our taxable income the severance payments made to the Named Executive Officer. Moreover, Section 4999 of the Code would impose a 20% excise tax on the Named Executive Officer receiving the severance payment. In the case of Ms. Varela, these severance payments in connection with a change-in-control, however, are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that we can deduct under Section 280G of the Code. In the case of Messrs. Rosenfeld, Dharia and Sinha, the executive’s change-in-control severance payment will only be reduced to the maximum amount that we can deduct under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed.

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Our employment agreements with Ms. Varela and Messrs. Rosenfeld, Dharia and Sinha also provide for severance payments to the executive if we terminate the executive’s employment without cause, or in the case of Mr. Rosenfeld and Mr. Sinha, if we give either executive good reason to terminate their respective employment.

Please see the section of this Proxy Statement captioned “Employment Arrangements” for a summary description of the Named Executive Officers’ employment agreements and such severance and change-in-control provisions. These benefits are described and quantified in the section of this Proxy Statement captioned “Potential Payments Upon Termination or Change-In-Control” below.

We believe that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to our executives, comparable to that available at peer companies and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section below captioned “Potential Payments Upon Termination or Change-In-Control.”

Mses. Frieders and Varela have each agreed to a non-compete and non-solicitation restriction through the expiration date of their employment agreement, April 30, 2023 and December 31, 2022, respectively, in the event of a voluntary termination or termination for cause. Messrs. Rosenfeld and Sinha have each agreed to non-compete and non-solicitation restrictions during the period of their employment and for a six-month period following the termination of their employment for cause or in the event of their resignation without good reason. Mr. Dharia does not have non-compete or non-solicitation provisions in his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our employment agreements with the Named Executive Officers provide for payments to such individuals upon termination of employment or a change-in-control of our Company. Please see the section of this Proxy Statement captioned “Employment Arrangements.” The table below assumes that the termination of employment has occurred on December 31, 2020 and that the amounts would be payable to the respective Named Executive Officer if such Named Executive Officer’s employment is terminated under the various scenarios set forth below. Because Mr. Dharia’s employment agreement expired on December 31, 2020 and he retired as our Chief Financial Officer effective on that date, the termination provisions of his employment agreement are no longer applicable, and the amounts provided in the table below are for illustrative purposes only.

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NAME	CASH PAYMENT ($)		CONTINUATION OF MEDICAL / WELFARE BENEFITS (PRESENT VALUE) ($)		ACCELERATION AND CONTINUATION OF EQUITY AWARD ($)		REDUCTION OF BENEFITS UPON A CHANGE-IN- CONTROL (1) ($)	TOTAL TERMINATION BENEFITS ($)
TERMINATION DUE TO DEATH
Edward R. Rosenfeld	1,041,863	(2)	22,174	(3)	—		—	1,064,037
Amelia Newton Varela	—		—		—		—	—
Arvind Dharia	—	(4)	—		—		—	—
Awadhesh Sinha	767,000	(5)	11,504	(3)	—		—	778,504
Karla Frieders	—		—		—		—	—

TERMINATION DUE TO TOTAL DISABILITY
Edward R. Rosenfeld	1,041,863	(2)	—		—		—	1,041,863
Amelia Newton Varela	—		—		—		—	—
Arvind Dharia	—	(4)	—		—		—	—
Awadhesh Sinha	767,000	(5)	11,504	(3)	—		—	778,504
Karla Frieders	—		—		—		—	—

TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON
Edward R. Rosenfeld	—		—		—		—	—
Amelia Newton Varela	—		—		—		—	—
Arvind Dharia	—		—		—		—	—
Awadhesh Sinha	—		—		—		—	—
Karla Frieders	—		—		—		—	—

TERMINATION OTHER THAN FOR CAUSE; RESIGNATION FOR GOOD REASON
Edward R. Rosenfeld	1,041,863	(6)	—		—		—	1,041,863
Amelia Newton Varela	1,575,000	(7)	—		—		—
Arvind Dharia	158,340	(8)	—	(9)	—		—	158,340
Awadhesh Sinha	767,000	(10)	—		—		—	767,000
Karla Frieders	1,376,667	(11)	—		—		—	1,376,667

TERMINATION UPON A CHANGE-IN-CONTROL
Edward R. Rosenfeld	3,730,625	(12)	—		4,986,495	(13)	—	8,717,120
Amelia Newton Varela	2,405,314	(14)	—		533,158	(13)	—	2,936,472
Arvind Dharia	2,122,059	(15)	—		—		—	2,122,059
Awadhesh Sinha	2,508,000	(16)	—		49,945	(13)	—	2,557,945
Karla Frieders	1,376.667	(17)	—		807,984		—	2,184,651

(1)	Ms. Varela’s employment agreement provides that severance payments in connection with a change-in-control are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that is deductible to us under Section 280G of the Code. The employment agreements of Messrs. Rosenfeld, Dharia and Sinha provide that the executive’s change-in-control severance payment will only be reduced to the maximum amount that is deductible to us under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed.
(2)	Consists of Mr. Rosenfeld’s 2021 base salary of $1,041,863, which would be paid at regular intervals.
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(3)	Consists of medical benefits.
(4)	Because Mr. Dharia’s estate would be entitled to receive his base salary for the 12-month period immediately after the date of his death or total disability and his employment agreement terminated on December 31, 2020, he would not have been entitled to any payment had he died or been terminated as a result of a total disability on that date.
(5)	Consists of Mr. Sinha’s 2021 base salary of $767,000, which would be paid at regular intervals.
(6)	Consists of the base salary of $1,041,863 for 2021 that would have been paid to Mr. Rosenfeld during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2021. Mr. Rosenfeld would receive these payments at regular intervals.
(7)	Consists of the base salary of $725,000 and $750,000 for 2021 and 2022 that would have been paid to Ms. Varela during the remainder of the term of her employment until the expiration of her employment agreement on December 31, 2022. Ms. Varela would receive these payments at regular intervals.
(8)	Because Mr. Dharia’s employment agreement expired on December 31, 2020, and we did not renew it, he is entitled to receive his base salary for 90 days after the expiration of his employment agreement.
(9)	Because Mr. Dharia’s employment agreement expired on December 31, 2020, we would not have been obligated to pay an amount equal to certain benefits to which he would have been entitled had the term of his employment agreement extended beyond December 31, 2020.
(10)	Consists of the base salary of $767,000 for 2021 that would have been paid to Mr. Sinha during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2021. Mr. Sinha would receive these payments at regular intervals.
(11)	Consists of the base salary of $590,000 per year that would have been paid to Ms. Frieders during the remainder of the term of her employment until the expiration of her employment agreement on April 30, 2023.
(12)	Consists of two and one-half times the sum of (i) Mr. Rosenfeld’s 2020 base salary of $992,250 plus (ii) the average cash bonus received by Mr. Rosenfeld for the three-year period ending on December 31, 2019. Upon a change-in-control, payments (or portions thereof) to Mr. Rosenfeld determined to constitute an “excess parachute payment” may be reduced to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2020 change-in-control, no payments to Mr. Rosenfeld would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Rosenfeld’s employment agreement under “Employment Arrangements.”
(13)	The amount disclosed represents the total value of the restricted stock and stock options that would have received accelerated vesting upon a hypothetical change-in-control on December 31, 2020.
(14)	Consists of two and one-half times the sum of (i) Ms. Varela’s 2020 base salary of $700,000 plus (ii) the average cash bonus received by Ms. Varela for the three-year period ending on December 31, 2019. Upon a change-in-control, payments (or portions thereof) to Ms. Varela determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2020 change-in-control, no payments to Ms. Varela would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Ms. Varela’s employment agreement under “Employment Arrangements.”
(15)	Consists of two and one-half times the sum of (i) Mr. Dharia’s 2020 base salary of $642,157 plus (ii) the average cash bonus received by Mr. Dharia for the three-year period ended on December 31, 2019. Upon a change-in-control, payments (or portions thereof) to Mr. Dharia determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2020 change-in-control, no payments to Mr. Dharia would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Dharia’s employment agreement under “Employment Arrangements.”
49

(16)	Consists of two and one-half times the sum of (i) Mr. Sinha’s 2020 base salary of $745,000 plus (ii) the average cash bonus received by Mr. Sinha for the three-year period ended on December 31, 2019. Upon a change-in-control, payments (or portions thereof) to Mr. Sinha determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by us pursuant to Sections 280G of the Code. Upon a hypothetical December 31, 2020 change-in-control, no payments to Mr. Sinha would have been subject to reduction. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Sinha’s employment agreement under “Employment Arrangements.”
(17)	Consists of the base salary that would have been paid to Ms. Frieders during the remainder of the term of her employment until the expiration of her employment agreement on April 30, 2023, consisting of $590,000 per year payable for the period from January 1, 2021 through April 30, 2023. Ms. Frieders would receive these payments at regular intervals.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Peter Migliorini (Chairman)
Rose Peabody Lynch
Thomas H. Schwartz
Robert Smith

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

On March 6, 2020, the Audit Committee initially appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending December 31, 2020, and has appointed EY as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending December 31, 2021. Prior to the appointment of EY, EisnerAmper LLP (“EisnerAmper”) audited our financial statements for the fiscal year ended December 31, 2019. On March 6, 2020, the Audit Committee dismissed EisnerAmper as our independent registered public accounting firm.

In connection with the audits of our consolidated financial statements for each of the two fiscal years ended December 31, 2019 and 2018, and in the subsequent interim period through March 6, 2020, there were (i) no disagreements between us and EisnerAmper on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years and (ii) no “reportable events” as defined in Section 304(a)(1)(v) of SEC Regulation S-K and the related instructions thereto.

50

In evaluating the selection of an independent registered public accounting firm for 2021, the Audit Committee considered several factors relating to potential candidates, including audit quality, the benefits of our existing auditor’s familiarity with our Company versus a fresh perspective, the key members of the audit engagement team, the most recent internal quality control review or Public Company Accounting Oversight Board inspection, auditor independence and its process for maintaining independence, the risks of a change of auditors, and the firm’s international scope and presence. In addition, the Audit Committee evaluated our Company’s requirements in light of the growth and complexity of its business and the increasing international aspects of its operations. As a result of this evaluation, the Audit Committee selected EY as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Although ratification by stockholders is not required by our organizational documents or any applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of EY as our independent registered public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but may still retain that accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and that of our stockholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of Ernst & Young LLP.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2021. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2021.

Independent Registered Public Accounting Firm’s Fees and Services

The aggregate fees billed to us by EY and EisnerAmper for professional services rendered for each of 2020 and 2019, respectively, are set forth below:

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$2,085,000	$1,259,500
Audit-Related Fees(2)	—	127,500
Tax Fees(3)	399,700	—
All Other Fees(4)	25,000	120,000

Total	$2,509,700	$1,507,000

(1)	Represents the aggregate fees billed for (a) the audit of our annual financial statements, (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, (c) other statutory and regulatory filings or engagements and (d) the audit of our internal controls over financial reporting.
(2)	Represents the aggregate fees billed for audit-related fees related to assurance and related services. Includes, among others, the audit of our employee benefit plans and other accounting related consultations and services rendered in connection with due diligence performed for our business acquisitions.
(3)	Represents aggregate fees billed for tax advice, tax compliance and consulting. Includes, among others, review and advice with respect to transfer pricing. We incurred fees for similar services provided by EY in 2019.
(4)	Represents fees (i) in 2020 principally in connection with global incentives and relief programs, and (ii) in 2019 in connection with the audit process and internal controls relating to the newly adopted lease accounting standard.
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Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

Prior to engagement of the independent auditor for next year’s audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act.

The Audit Committee’s pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services, and (b) actual amounts paid are monitored by our financial management and reported to the Audit Committee.

All work performed by EY and EisnerAmper as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee’s charter. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of EY and EisnerAmper.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the 2020 Fiscal Year and met with both management and representatives of EY, our independent registered public accountants for that year, to discuss such audited financial statements. Management and our independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with EY the written disclosures and the letter regarding EY’s communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with EY the independence of EY. The Audit Committee also discussed with EY any matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2020 Fiscal Year.

Submitted by the Audit Committee of the Board of Directors:

Al Ferrara
Mitchell S. Klipper
Ravi Sachdev

52

PROPOSAL THREE:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require a publicly traded company to include a resolution in its proxy statement at least once every three years seeking stockholder approval, on an advisory or non-binding basis, of the compensation of the named executive officers as disclosed in such company’s proxy statement pursuant to the compensation rules of the SEC. At our 2018 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the holding of an advisory vote to approve executive compensation (commonly known as a “say-on-pay” proposal) annually. Based on these results, the Board of Directors determined to hold its advisory vote to approve executive compensation annually until the next frequency vote, which is scheduled to occur at the 2023 annual meeting of stockholders. Accordingly, we are providing stockholders with a non-binding advisory vote on the compensation of our Named Executive Officers.

As described in more detail in the Compensation Discussion and Analysis section, which begins on page 25 of this Proxy Statement, the overall objective of our executive compensation programs and practices is to support delivery of sustained operating and financial performance results with the ultimate goal being to create and maximize value for our stockholders on a long-term basis. We believe that our executive compensation programs and practices serve the interests of our stockholders by enabling us to attract and retain an experienced and effective management team whose combined knowledge of our business and the fashion footwear and accessories industries has proved extremely valuable in delivering results for our stockholders. The Compensation Committee and the Board of Directors believe that our compensation programs and practices as articulated in the Compensation Discussion and Analysis section of this Proxy Statement effectively implement our philosophy of aligning compensation to stockholder interests and that the compensation received by our Named Executive Officers in the 2020 Fiscal Year reflects and supports such philosophy and goal and is commensurate with our performance and strategic position. We will continue to review and modify our executive compensation programs to address evolving best practices and changing regulatory requirements.

We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure contained in this Proxy Statement, all of which describe and explain in detail the compensation of our Named Executive Officers in the 2020 Fiscal Year.

The following resolution is submitted for stockholder approval:

RESOLVED, that the stockholders of Steven Madden, Ltd. (the “Company”) approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers of the Company as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the Summary Compensation Table and related tabular disclosure and narrative discussion regarding compensation of Named Executive Officers under the caption “Executive Compensation” contained in the Company’s Proxy Statement dated April 8, 2021.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation programs and practices described in this Proxy Statement. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required by Section 14A of the Exchange Act, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, we value the opinions of our stockholders. To the extent there is a significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will consider the outcome of the vote when considering future compensation arrangements and evaluate whether any actions are necessary to address the stockholders’ concerns.

53

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the resolution approving the overall compensation of the Named Executive Officers for the 2020 Fiscal Year.

OTHER MATTERS

At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the accompanying proxy will have discretionary authority to vote the shares that they represent.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

STEVEN MADDEN, LTD.

April 8, 2021	By:
Lisa Keith
Secretary

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ANNEX A - RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

The within Proxy Statement provides our financial results both in accordance with generally accepted accounting principles in the United States (“GAAP”) and using certain non-GAAP financial measures. In particular, the Proxy Statement provides our historic net income and income per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. We use non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which we conduct and view our business. Additionally, we believe the information assists investors in comparing our performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP.

Reconciliation of Net Income and Diluted Income Per Share (GAAP Basis) to Adjusted Net Income and Adjusted Diluted Income Per Share (Non-GAAP Basis)

	Twelve Months Ended
	December 31, 2020	December 31, 2019

GAAP net (loss) / income attributable to Steven Madden, Ltd.	$(18,397)	$141,311

After-tax impact of expense in connection with payments / provision for early lease termination charges	10,277	4,063

After-tax impact of expense in connection with impairment of certain trademarks	33,817	3,033

After-tax impact of benefit in connection with the change in valuation of contingent considerations	(4,761)	—

After-tax impact of (recovery) / bad debt expense in connection with the Payless ShoeSource bankruptcy	(932)	8,602

After-tax impact of expense in connection with restructuring and related charges	5,434	501

After-tax impact of expense in connection with impairment of store fixed assets and lease right-of-use assets	27,949	—

After-tax impact of expense in connection with benefits provided to furlough employees	1,519	—

After-tax impact of expense in connection with a provision for legal settlement and related fees	—	3,016

After-tax impact of (gain) / loss in connection with the termination of a joint venture	(399)	408

After-tax impact of expense in connection with provision for loan receivable	532	—

After-tax impact of expense in connection with the acquisitions of GREATS and BB Dakota	—	839

After-tax impact of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	(1,399)

Tax benefit in connection with the net operating loss carryback provision of the CARES Act	(4,191)	—

Tax (benefit) / expense in connection with deferred and foreign uncertain tax position	1,921	2,590

Less: Adjustments attributable to noncontrolling interest	(933)	(204)

Adjusted net income attributable to Steven Madden, Ltd.	$51,836	$162,760

GAAP diluted income / (loss) per share	$(0.23)	$1.69

Adjusted diluted income per share	$0.64	$1.95

STEVE MADDEN STEVEN MADDEN, LTD. ATTN: LISA KEITH 52-16 BARNETT AVENUE LONG ISLAND CITY, NY 11104

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D47817-P50169 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEVEN MADDEN, LTD.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees:

01)	Edward R. Rosenfeld	06)	Peter Migliorini
02)	Al Ferrara	07)	Ravi Sachdev
03)	Mitchell S. Klipper	08)	Robert Smith
04)	Maria Teresa Kumar	09)	Amelia Newton Varela
05)	Rose Peabody Lynch

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.				TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.		☐	☐	☐

3.				TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION DESCRIBED IN THE STEVEN MADDEN, LTD. PROXY STATEMENT.		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2020 Annual Report on 10-K are available at www.proxyvote.com.

D47818-P50169

STEVEN MADDEN, LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES NEXT TO EACH OF THE PROPOSALS

The undersigned stockholder(s) of Steven Madden, Ltd. (the “Company”) hereby appoint(s) Edward R. Rosenfeld and Lisa Keith, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in a virtual-only format at 10:00 a.m., Eastern time, on May 26, 2021, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on March 29, 2021, in accordance with the directions indicated herein.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NINE (9) NOMINEES NAMED IN ITEM 1, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2021, AND (3) FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION DESCRIBED IN THE COMPANY’S PROXY STATEMENT. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side